Exhibit 10.1

DEBENTURE AND WARRANT PURCHASE AGREEMENT

THIS DEBENTURE AND WARRANT PURCHASE AGREEMENT (this “Agreement”) is made as of November 14, 2008 by and among Microfluidics International Corporation, a Delaware corporation (the “Company”), and Global Strategic Partners, LLC, a Delaware limited liability company (“Investor”)

THE PARTIES HEREBY AGREE AS FOLLOWS:

SECTION 1

DEFINITIONS

1.1        Definitions.  In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings indicated:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

“Board” means the board of directors of the Company.

“Closing” means the closing of the purchase and sale of the Debenture and the Warrant pursuant to Section 3.1.

“Collateral” has the meaning ascribed to such term in the Security Agreement.

“Collateral Documents” means, collectively, the Security Agreement, any other agreement pursuant to which the Company or any other Person provides a Lien on its assets in favor of Investor, and all filings, documents and agreements made or delivered pursuant thereto.

“Common Stock” means the common stock of the Company.

“Debenture” has the meaning set forth in Section 2.1.

“Disclosure Materials” has the meaning set forth in Section 5.6.

“ERISA” is the Employee Retirement Income Security Act of 1974, and its regulations.

“Event of Default” has the meaning ascribed to such term in the Debenture.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means generally accepted principles of good accounting practice in the United States, consistently applied.

“Governmental Approval” is any consent, authorization, approval, order, license, franchise, permit, certificate, accreditation, registration, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” shall mean any federal, state, local or other governmental department, commission, board, bureau, agency or other instrumentality or authority, domestic or foreign, exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Lien” shall mean any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), claim or other priority or preferential arrangement of any kind or nature whatsoever (other than a financing statement filed by a lessor in respect of an operating lease not intended as security).

 “Material Adverse Effect” means (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole on a consolidated basis, or (iii) a material and adverse impairment of the Company’s ability to perform fully on a timely basis its obligations under any of the Transaction Documents.

“Obligations” shall have the meaning ascribed to such term in the Security Agreement.

“Organic Document” means, relative to any Person, its articles or certificate of incorporation, or certificate of limited partnership or formation, its bylaws, partnership or operating agreement or other organizational documents, and all stockholders agreements, voting trusts and similar arrangements applicable to any of its capital stock, partnership interests or other ownership interests.

“Permitted Indebtedness” is: (i) the Company’s indebtedness under the Debenture; (ii) Subordinated Debt, (iii) indebtedness to trade creditors incurred in the ordinary course of business; and (iv) Indebtedness secured by Permitted Liens.

“Permitted Investments” are (i) marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any state maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., (iii) certificates of deposit issued maturing no more than 1 year after issue, and (iv) any other investments approved in writing by Investor.

“Permitted Liens” are (i) Liens arising under this Agreement or other Transaction Documents; (ii) Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which the Company maintains adequate reserves on its books, if they have no priority over any of Investor’s security interests; (iii) purchase money Liens securing no more than Fifty Thousand Dollars ($50,000.00) in the aggregate amount outstanding (A) on equipment acquired or held by the Company incurred for financing the acquisition of the equipment, or (B) existing on equipment when acquired, if the

Lien is confined to the property and improvements and the proceeds of the equipment; (iv) leases or subleases and non-exclusive licenses or sublicenses granted in the ordinary course of the Company’s business, if the leases, subleases, licenses and sublicenses permit granting Investor a security interest; (v) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (i) through (iv), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase; and (vi) senior liens securing no more than One Million Dollars ($1,000,000) in the aggregate principal amount of indebtedness in favor of one or more financial institutions granted for the purpose of providing security for said financial institutions’ guaranties to customers of the Company assuring repayment of customer deposits.

“Person” means any individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, or joint stock company.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened in writing.

“Registration Rights Agreement” has the meaning set forth in Section 3.2(b).

“SEC Reports” has the meaning set forth in Section 5.6.

“Securities” means the Debenture, the Warrant, the Common Stock issuable upon exercise of the Warrant and conversion of the Debenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Security Agreement” has the meaning set forth in Section 3.2(a).

“Subordinated Debt” is indebtedness incurred by the Company subordinated to all of the Company’s now or hereafter indebtedness to Investor (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Investor entered into between Investor and the other creditor), on terms acceptable to Investor.

“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, limited liability company, partnership, association or other business entity (a) of which securities of other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, owned, controlled or held by the parent, or (b) that is, at any time any determination is made, otherwise Controlled by, the parent or one or more Subsidiaries of the parent and one or more Subsidiaries of the parent.

“Transaction Documents” means this Agreement, the Collateral Documents, the Debenture, the Warrant and any other and all other certificates, documents, agreements and instruments delivered to Investor under or in connection with this Agreement.

“Warrant” has the meaning set forth in Section 2.2.

SECTION 2

ISSUANCE OF NOTES AND WARRANTS

2.1        Issuance of Debenture.  Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company shall issue and sell to Investor a debenture (the “Debenture”) in the principal amount of $5,000,000 (the “Principal Amount”) against payment by Investor to the Company of the Principal Amount, which shall be convertible into up to 4,000,000 shares of Common Stock.  The Debenture shall be in the form of Exhibit A attached hereto.

2.2        Issuance of Warrant.  Subject to the terms and conditions of this Agreement, at the Closing, the Company shall issue to Investor a warrant (the “Warrant”) in the form of Exhibit B attached hereto, representing the right to purchase up to a number of shares of Common Stock of the Company equal to 50% of the outstanding common stock on a fully-diluted basis, less the number of shares of Common Stock into which the Debenture is convertible. The Warrant shall have a term of the earlier to occur of (i) seven (7) years or (ii) the third (3rd) anniversary of the date hereof in the event that the Company has retired Debenture on or before said third (3rd) anniversary.

SECTION 3

CLOSINGS

3.1        Closing.  The closing of the purchase and sale of the Debenture and Warrant hereunder (the “Closing”) shall be held at                            on the date of this Agreement or at such other place and date as is mutually agreeable to the Company and Investor (the “Closing Date”).

3.2        Conditions.  The obligation of Investor to purchase the Debenture and Warrant on the date of the Closing shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 3.2.

(a)          Security Agreement.  Investor shall have received, executed and delivered by the Company a security agreement (the “Security Agreement”) in the form attached hereto as Exhibit C.

(b)         Registration Rights Agreement.  Investor shall have received, executed and delivered by the Company a registration rights agreement (the “Registration Rights Agreement”) in the form attached hereto as Exhibit D.

(c)          Resolutions, etc.  Investor shall have received (i) a certificate, dated the Closing Date, of an authorized signatory of the Company as of the date of the Closing certifying (A) copies of the resolutions and other actions taken or adopted by the Company authorizing the execution, delivery and performance of the Transaction Documents to which the Company is a party, and (B) copies of the Organic Documents of the Company (which shall also be certified by the Secretary of State (or other appropriate Governmental Authority) of the state in which the Company is organized or formed, (ii) a good standing certificate with respect to the

Company as of a date recently prior to the Closing Date from the Secretary of the State (or other appropriate Governmental Authority) of the state in which the Company is organized or formed, and (iii) evidence of qualification of the Company to do business in each jurisdiction where the nature of its properties of the conduct of its business requires it to be so qualified to do business as of a recent date.

(d)         Collateral Matters.  The Company shall have delivered to Investor each of the following:  (i) confirmation that all UCC-1 financing statements and other filings necessary or appropriate in the opinion of Investor to perfect the security interests of Investor in the Collateral have been accepted for filing; (ii) such lien and judgment searches as the Investor have requested, and such termination statements or other documents, as may be necessary to confirm that the Collateral is subject to no other security interests in favor of any Persons other than Permitted Liens (as defined in the Security Agreement); (iii) if as of the date of the Closing any Collateral is located on any premises in which any third party has an interest, such bailee agreement, subordination agreement, landlord waiver agreement or collateral access agreement, as applicable, duly executed by such third party, as Investor shall reasonably request; and (iv) evidence that all other actions necessary or appropriate in the reasonable opinion of Investor to perfect and protect the security interests in the Collateral have been taken.

(e)          No Contest, etc.  No claim, litigation, arbitration, governmental investigation, injunction, order, proceeding or inquiry shall be pending or threatened which: (i) seeks to enjoin or would be reasonably be expected to materially delay, impose material limitations on, or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by or in connection with the Transaction Documents; or (ii) would otherwise be adverse to any of the parties hereto with respect to the transactions contemplated hereby.

(f)          Certificate as to Completed Conditions, Warranties, No Default, etc.  Investor shall have received a certificate, dated as of the date of the Closing, of an authorized signatory of the Company to the effect that: (i) all conditions precedent set forth in this Section 2 have been satisfied or otherwise waived by Investor; (ii) all representations and warranties set forth in Section 5 are true and correct; (iii) all representations and warranties set forth in any other documents entered into in connection herewith are true and correct; and (iv) no Event of Default has occurred.

(g)         Certificate as to Compliance with Requirements of Law.  Investor shall have received a certificate, dated as of the date of the Closing, of an authorized signatory of the Company to the effect that the Company has obtained and maintains in full force and effect each and every consent, approval, filing and registration by or with any Person, including, without limitation, any Governmental Authority, necessary to authorize or permit the execution, delivery or performance of the Transaction Documents, the issuance of the Debenture and the Warrant (including any approval, consent, filing and registration required under Federal or State securities laws except for filings pursuant to Regulation D of the Securities Act, and applicable state securities laws, which have been made or will be made in a timely manner), the validity or enforceability thereof, or the consummation of the transactions contemplated by the Transaction Documents.

(h)         Other Documents, Certificates, etc.  Investor shall have received such other documents, certificates, or other materials, as they may reasonably request from the Company.

(i)           Satisfactory Legal Form.  All Transaction Documents and other closing documents executed or submitted by or on behalf of the Company or any other Person shall be satisfactory in form and substance to Investor, and Investor shall have received such counterpart originals or such certified or other copies of such Transaction Documents and other closing documents, as Investor may request.  All legal matters incident to the transactions contemplated by the Transaction Documents shall be satisfactory to Investors.

3.3        Delivery.  At the Closing (i) Investor shall deliver to the Company a check or wire transfer of immediately available funds in the amount of the Principal Amount in the manner set forth on Schedule 3.3 (the “Funds Payment Schedule”), and (ii) the Company shall execute and deliver to Investor the Debenture and the Warrant.  The Debenture and Warrant shall be a binding obligation of the Company upon execution thereof by the Company and delivery thereof to Investor.

SECTION 4

REPRESENTATIONS AND WARRANTIES OF INVESTOR

Investor hereby represents, warrants and covenants to the Company as follows:

4.1        Purchase for Own Account.  Investor represents that it is acquiring the Securities solely for investment for Investor’s own account not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Investor has no present intention of selling, granting any participation in, or otherwise distributing the same.  The acquisition by Investor of any of the Securities shall constitute confirmation of the representation by Investor that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Securities.

4.2        Investment Experience.  Investor represents that it is an investor in securities of companies in the development stage and acknowledges that it is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Securities.  Investor acknowledges that any investment in the Securities involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Securities for an indefinite period of time and to suffer a complete loss of its investment.

4.3        Accredited Investor.  Investor represents that it is an “accredited investor” within the meaning of Securities and Exchange Commission (“SEC”) Rule 501 of Regulation D, as presently in effect,

4.4        Restrictions on Transfer.  Investor understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances.  In this connection, such Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 5

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to Investor that:

5.1        Organization, Good Standing and Qualification; Licenses.  The Company and each of its Subsidiaries are duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority, and holds all governmental licenses, permits, registrations and other approvals required under applicable law, to own and hold under lease its property and to carry on its business as now conducted and as proposed to be conducted, except where the failure to hold any such licenses, permits, registrations and other approvals could not result in a Material Adverse Effect.  Each of the Company and each of its Subsidiaries is qualified to do business in each jurisdiction where the nature of its properties of the conduct of its business requires it to be so qualified to do business and where the failure so to qualify could result in a Material Adverse Effect.

5.2        Authorization.  All action on the part of the Company necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder, and the authorization, issuance (or reservation for issuance), sale and delivery of the Securities, has been taken or will be taken prior to the Closing.  Each of the Transaction Documents to which the Company is a party constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.

5.3        Capitalization.  The aggregate number of shares and type of all authorized, issued and outstanding classes of capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) is set forth in Schedule 5.3 hereto.  All outstanding shares of capital stock are duly authorized, validly issued, fully paid and nonassessable and have been issued in compliance with all applicable securities laws.  Except as disclosed in Schedule 5.3 hereto, the Company has not issued any other options, warrants, script rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or entered into any agreement giving any Person any right to subscribe for or acquire, any shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock.  Except as set forth on Schedule 5.3 hereto, and except for customary adjustments as a result of stock dividends, stock splits, combinations of shares, reorganizations, recapitalizations, reclassifications or other similar events, there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement of the Company providing rights to security holders) and the issuance and sale of the Common Shares will not obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investors) and will not result in a right of any holder of securities to adjust the exercise, conversion, exchange or reset price under such securities.  To the knowledge of the Company, except as specifically disclosed in SEC Reports or in Schedule 5.3 hereto, no Person or group of related Persons beneficially owns (as determined pursuant to Rule 13d-3 under the Exchange Act), or has the right to acquire, by agreement with or by obligation binding upon the Company, beneficial ownership of in excess of 5% of the outstanding Common Stock.

5.4        Absence of Required Consents; No Violations.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Authority on the part of the Company is required in connection with the consummation of the transactions contemplated by the Transaction Documents, except for such filing(s) pursuant to applicable state securities laws as may be necessary, which filings will be timely effected after the Closing, and except for recordings or filings in connection with the perfection of the Liens on the Collateral in favor of Investor.  The Company is not in violation or default (i) of any provision of its Organic Documents, or (ii) of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound, or, to its knowledge, of any provision of any federal or state statute, rule or regulation which is, to the Company’s knowledge, applicable to the Company, except in the case of this clause (ii) for such violations or defaults which could not reasonably be expected to result in a Material Adverse Effect.  The execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any Lien upon any material assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties, except for such results which could not reasonably be expected to result in a Material Adverse Effect.

5.5        Transaction Documents.  All representations and warranties of the Company contained in the other Transaction Documents and are true and correct in all material respects as of the date hereof and as of the date of the Closing.

5.6        SEC Reports; Financial Statements.  The Company has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials (together with any materials filed by the Company under the Exchange Act, whether or not required) being collectively referred to herein as the “SEC Reports” and, together with this Agreement and the Schedules to this Agreement, the “Disclosure Materials”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  The Company has made available to Investor or its representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments.

5.7        Material Changes.  Except as set forth in Schedule 5.7 since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that, individually or in the aggregate, has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any material liabilities other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, except as disclosed in its SEC Reports, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders, in their capacities as such, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (except for repurchases by the Company of shares of capital stock held by employees, officers, directors, or consultants pursuant to an option of the Company to repurchase such shares upon the termination of employment or services), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock-based plans.

5.8        Absence of Litigation.  Except as disclosed in the Company’s SEC Reports, there is no action, suit, claim, or proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries that could, individually or in the aggregate, have a Material Adverse Effect.

5.9        Offering.  Subject in part to the truth and accuracy of Investor’s representations set forth in Section 4 of this Agreement, the offer, sale and issuance of the Debentures and Warrants as contemplated by this Agreement are exempt from the registration requirements of the Act and will not result in a violation of the qualification or registration requirements of the any applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

5.10      Valid Issuance of Common Stock.  The shares of Common Stock issuable upon conversion of the Debentures and upon exercise of the Warrant, when issued, sold and delivered in accordance with the terms of the Debenture and Warrant for the consideration expressed therein, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer under this Agreement, and under applicable state and federal securities laws.

SECTION 6

COVENANTS

6.1        Affirmative Covenants.  So long as any indebtedness under the Debenture remains outstanding, the Company shall:

(a)        Government Compliance.

(i)           The Company shall maintain its and all its Subsidiaries’ legal existence and good standing in their respective jurisdictions of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to have a Material Adverse Effect.  The Company shall comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect;

(ii)          The Company shall obtain all of the Governmental Approvals necessary for the performance by the Company of its obligations under the Transaction Documents to which it is a party and the grant of a security interest to Investor in all of its property.  The Company shall promptly provide copies of any such obtained Governmental Approvals to Investor.

(b)        Reports.  The Company shall deliver to Investor (i) within five (5) days of filing, all reports on Form 10-K, 10-Q and 8 K filed with the SEC; and (ii) a prompt report of any legal actions pending or threatened against the Company or any Subsidiary that could result in damages or costs to the Company or any Subsidiary of One Hundred Thousand Dollars ($100,000.00) or more.

(c)        Inspection of Collateral.  The Company shall allow Investor to audit the Collateral at the Company’s expense, upon reasonable notice to the Company.  After the occurrence of an Event of Default, Investor may audit the Collateral at the Company’s expense and at Investor’s sole and exclusive discretion and without notification and authorization from the Company.

(d)        Taxes.  The Company shall make, and cause each Subsidiary to make, timely payment of all federal, state, and local taxes or assessments (other than taxes and assessments which the Company is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Investor, on demand, appropriate certificates attesting to such payments.

(e)        Insurance.  The Company shall keep its business and the Collateral insured for risks and in amounts standard for companies in the Company’s industry and location, and as Investor may reasonably request.  Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Investor.  All property policies shall have a lender’s loss payable endorsement showing Investor as the sole lender loss payee and waive subrogation against

Investor, and all liability policies shall show, or have endorsements showing, Investor as an additional insured.  All policies (or the loss payable and additional insured endorsements) shall provide that the insurer must give Investor at least twenty (20) days notice before canceling, amending, or declining to renew its policy.  At Investor’s request, the Company shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy shall, at Investor’s option, be payable to Investor on account of the Obligations.  Notwithstanding the foregoing, (a) so long as no Event of Default has occurred and is continuing, the Company shall have the option of applying the proceeds of any casualty policy up to Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate toward the replacement or repair of destroyed or damaged property; provided that any such replaced or repaired property (i) shall be of equal or like value as the replaced or repaired Collateral and (ii) shall be deemed Collateral in which Investor has been granted a first priority security interest, and (b) after the occurrence and during the continuance of an Event of Default, all proceeds payable under such casualty policy shall, at the option of Investor, be payable to Investor on account of the Obligations.  If the Company fails to obtain insurance as required under this Section 6.1(e) or to pay any amount or furnish any required proof of payment to third persons and Investor, Investor may make all or part of such payment or obtain such insurance policies required in this Section 6.1(e), and take any action under the policies Investor deems prudent.

(f)         Accounts.  The Company shall identify to Investor, in writing, any deposit or securities account opened by the Company or any Subsidiary with any financial institution.  In addition, for each such account that the Company or a Subsidiary opens or maintains, the Company shall, at Investor’s request and option, pursuant to an agreement in form and substance acceptable to Investor, cause the depository bank or securities intermediary to agree that such account is the collateral of Investor pursuant to the terms hereunder, which control agreement may not be terminated without the prior written consent of Investor.  The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of the Company’s employees.

(g)        Inventory; Returns.  The Company shall keep all inventory in good and marketable condition, free from material defects.  Returns and allowances between the Company and its account debtors shall follow the Company’s customary practices as they exist as of the date hereof.  The Company must promptly notify Investor of all returns, recoveries, disputes and claims that involve more than Two Hundred Fifty Thousand Dollars ($250,000).

(h)        Litigation Cooperation.  The Company shall make available to Investor, without expense to Investor, the Company and its officers, employees and agents and the Company’s books and records, to the extent that Investor may deem them reasonably necessary to prosecute or defend any third-party suit or proceeding instituted by or against the Company with respect to any Collateral or relating to the Company.

(i)         Further Assurances.  The Company shall execute any further instruments and take further action as Investor reasonably requests to perfect or continue Investor’s security interest in the Collateral or to effect the purposes of the Transaction Documents.

6.2           Negative Covenants.  So long as any indebtedness under the Debenture remains outstanding, the Company shall not do any of the following without the prior written consent of Investor:

(a)         Dispositions.  The Company shall not convey, sell, lease, transfer, assign, or otherwise dispose of (collectively a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers (a) of inventory in the ordinary course of business; (b) of worn-out or obsolete equipment; and (c) in connection with Permitted Liens and Permitted Investments.

(b)         Notice of Changes in Business Locations.  The Company shall not, without at least thirty (30) days prior written notice to Investor: (a) relocate its chief executive office, or add any new offices or business locations, including warehouses  (unless such new offices or business locations contain less than Five Thousand Dollars ($5,000.00) in the Company’s assets or property), or (b) change its jurisdiction of organization, or (c) change its organizational structure or type, or (d) change its legal name, or (e) change any organizational number (if any) assigned by its jurisdiction of organization.

(c)         Indebtedness.  The Company shall not create, incur, assume, or be liable for any Indebtedness, or permit any Subsidiary to do so, other than Permitted Indebtedness.

(d)         Encumbrance.  The Company shall not create, incur, allow, or suffer any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted herein, or enter into any agreement, document, instrument or other arrangement (except with or in favor of Investor) with any Person which directly or indirectly prohibits or has the effect of prohibiting the Company or any Subsidiary from assigning, mortgaging, pledging, granting a security interest in or upon, or encumbering any of the Company’s or any Subsidiary’s intellectual property, except as is otherwise permitted in Section 6.2(a) hereof and the definition of “Permitted Liens” herein.

(e)         Distributions; Investments.  The Company shall not (a) directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so; or (b) pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock.

(f)          Transactions with Affiliates.  The Company shall not directly or indirectly enter into or permit to exist any material transaction with any Affiliate of the Company, except for transactions that are in the ordinary course of the Company’s business, upon fair and reasonable terms that are no less favorable to the Company than would be obtained in an arm’s length transaction with a non-affiliated Person.

(g)         Compliance.  The Company shall not become an “investment company” or a company controlled by an “investment company”, under the Investment Company Act of 1940, as amended, or undertake as one of its important activities extending credit to purchase or carry margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System), or use the proceeds from the Debenture for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, each as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on the Company’s business, or permit any of its Subsidiaries to do so; withdraw or permit any Subsidiary to withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any present pension, profit sharing and deferred compensation plan which could reasonably be expected to result in any liability of the Company, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other governmental agency.

6.3           Board Representation.

(a)           Until the third (3rd) anniversary of this Agreement, at any election of directors of the Board either at a meeting of the stockholders or by written consent, the Company shall nominate at least one (1) person specified by Investor to serve on the Board and the Company shall use its best efforts to cause the election of such person to its Board.

(b)           If at any time Investor exercises any portion of the Warrant, at any election of directors of the Board either at a meeting of the stockholders or by written consent, the Company shall nominate such additional persons designated by Investor as may be necessary to cause Investor’s representation on the Board to be proportional to Investor’s stockholdings in the Company and the Company shall use its best efforts to cause the election of such persons to its Board.  As an illustration, and without limiting the application of the foregoing provisions, if the authorized number of directors to serve on the Board is fixed at five (5) directors and Investor has exercised the Warrant such that it holds 40% of outstanding Common Stock, then Investor shall be entitled to nominate two (2) persons to serve on the Board and the Company agrees to use its best efforts to cause the election of such nominees to the Board.

6.4           Authorization of Common Stock; Reservation of Common Stock.  The Company shall amend its Certificate of Incorporation at its next Annual Meeting of the Stockholders, which meeting shall be held no later than June 30, 2009, to increase its duly authorized shares of Common Stock by such number as would be required for the Company to fulfill its obligations in full under the Transaction Documents, including, for the avoidance of doubt, the authorization of a number of shares of Common Stock required for Investor to exercise in full its right to purchase up to 50% of the Company’s outstanding Common Stock as contemplated under Section 1 of the Warrant.  The failure to so amend the Company’s Certification of Incorporation as contemplated in the prior sentence shall be a material breach of this Agreement.  Thereafter, the Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may be required to fulfill its obligations in full under the Transaction Documents.  In the event that at any time thereafter the then authorized shares of Common Stock are insufficient for the Company to satisfy its obligations in full under the Transaction Documents, the Company shall promptly take such actions as may be required to increase the number of authorized shares.

6.5           Form S-3 Eligibility.  The Company is currently eligible to register the resale of the Common Stock issuable upon the conversion of the Debenture and the exercise of the Warrant on Form S-3 promulgated under the Securities Act, and the Company hereby covenants and agrees to use its reasonable best efforts to maintain its eligibility to use Form S-3 until the registration statement covering the resale of the Common Stock shall have been filed with, and declared effective by, the SEC.

6.6           Participation Right.  Subject to the terms and conditions specified in this Section 6.6, the Company hereby grants to Investor a right to participate in future sales by the Company of shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (the “Equity Securities”).  Each time the Company proposes to offer any Equity Securities, the Company shall first offer to Investor the right to purchase five percent (5%) of such Equity Securities (the “Offered Securities”) in accordance with the following provisions:

(a)           The Company shall deliver a notice in accordance with Section 7.6 (the “Notice”) to Investor stating (i) its bona fide intention to offer such Equity Securities, (ii) the number of Offered Securities, and (iii) the price and terms upon which it proposes to offer such Equity Securities.

(b)           By written notification received by the Company, within twenty (20) calendar days after receipt of the Notice, Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, all or a portion of the Offered Securities.

(c)           If all Offered Securities that Investor is entitled to obtain pursuant to Section 6.6 are not elected to be obtained as provided in Section 6.6(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in Section 6.6(b) hereof, offer the remaining unsubscribed portion of such Offered Securities to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice.  If the Company does not enter into an agreement for the sale of the Offered Securities within such period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Offered Securities shall not be offered unless first reoffered to Investor in accordance herewith.

(d)           The participation right in this Section 6.6 shall not be applicable to:

(i)            the issuance of shares of securities pursuant to a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof);

(ii)           the issuance of shares of Common Stock or options therefor to employees, consultants, officers, directors or vendors (if in transactions with primarily non-financing purposes) of the Company directly or pursuant to a stock option plan or restricted stock purchase plan approved by the stockholders and the Board;

(iii)          the issuance of shares of Common Stock pursuant to the conversion or exercise of convertible or exercisable securities outstanding as of the date hereof or subsequently issued pursuant to this Section 6.6;

(iv)          the issuance of shares of Common Stock in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, each as approved by the Board;

(v)           the issuance or sale of stock, warrants or other securities or rights to persons or entities with which the Company has business relationships provided such issuances are for other than primarily equity financing purposes and provided that at the time of any such issuance, the aggregate of such issuance and similar issuances in the preceding twelve month period do not exceed five percent (5%)of the then outstanding Common Stock of the Company (assuming full conversion and exercise of all convertible and exercisable securities), unless approved by the Board; or

(vi)          shares of Common Stock issued or issuable in connection with any transaction where such securities so issued are exempted from the right of first offer in this Section 6.6 with the prior written consent of Investor.

(e)           The participation right set forth in this Section 6.6 shall expire at anytime following the third (3rd) anniversary of the date of the Debenture that Investor does not hold at least five percent (5%) of the Company’s outstanding Common Stock.

SECTION 7

MISCELLANEOUS

7.1           Survival of Representations, Warranties and Covenants.  The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

7.2           Successors and Assigns.  Except as otherwise provided therein, the terms and conditions of this Agreement and the other Transaction Documents shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Securities); provided, however, that neither party may assign or transfer its rights or obligations hereunder or under the other Transaction Documents without the prior written consent of the other party except to (i) its Affiliates or (ii) an entity that is the successor to substantially all of the business or assets of the assigning party relating to the performance of this Agreement.  The Securities shall be freely transferable, without restriction, subject to compliance with applicable securities laws.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.3           Governing Law; Venue; Jury Trial Waiver.  This Agreement is to be construed in accordance with and governed by the laws of the State of New York.  The Company hereby agrees that any legal action or proceeding against it with respect to this Agreement or any of the other Transaction Documents may be brought in the courts of the State of California or of the United States of America for the Southern District of California as Investor may elect, and, by execution and delivery hereof, the Company accepts and consents for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and agrees that such jurisdiction shall be exclusive, unless waived by Investor in writing, with respect to any action or proceeding brought by the Company against the Investor.  The Company irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.  Nothing herein shall affect the right of Investor to bring proceedings against the Company in the courts of any other jurisdiction.  INVESTOR AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR INVESTOR ENTERING INTO THIS AGREEMENT.

7.4           Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.5           Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6           Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile to the number set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day, or on the next Business Day if sent by facsimile to the number set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a Business Day; (c) three Business Days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (d) the next Business Day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next Business Day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.  Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.  A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 7.6 by giving the other party written notice of the new address in the manner set forth above.

7.7           Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only if such amendment, modification or waiver is in writing and only with the written consent of the Company and Investor.  Any amendment or waiver effected in accordance with this section shall be binding upon each holder of any Securities acquired under this Agreement at the time outstanding (including securities into which such Securities are convertible), each future holder of all such Securities, and the Company.

7.8           Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.9           Expenses.  Each party shall pay all of its own costs and expenses (including attorneys’ fees and disbursements) that it incurs with respect to the negotiation, execution and delivery of this Agreement.  If the Company incurs Indebtedness in favor of one or more financial institutions for said financial institutions’ guaranties to customers of the Company assuring repayment of customer deposits as permitted in subsection (vi) of the definition of “Permitted Liens,” then the Company shall pay all expenses incurred by Investor in connection with such transaction, including its costs and reasonable attorneys’ fees.

7.10         Indemnification.  In further consideration of Investor’s execution and delivery, or acceptance, of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless Investor and its shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (i) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (iii) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (A) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (B) the status of such Purchaser or holder of the Securities as an investor in the Company pursuant to the transactions contemplated by the Transaction Documents.  To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

7.11         Register.  The Company shall maintain at its principal executive offices a register for the Securities, in which the Company shall record the name and address of the person in whose name the Securities have been issued (including the name and address of each transferee) and the amount of the Securities held by such person.  The Company shall keep the register open and available during business hours for inspection by Investor or their legal representatives upon prior written notice.

7.12         Interpretation.  In this Agreement and the other Transaction Documents, except to the extent the context otherwise requires:  (i) any reference in this Agreement or other Transaction Document to a Section, a Schedule or an Exhibit is a reference to a Section thereof, a schedule thereto or an exhibit thereto, respectively, and to a subsection thereof or a clause thereof is, unless otherwise stated, a reference to a subsection or a clause of the Section or subsection in which the reference appears; (ii) the words “hereof,” “herein,” “hereto,” “hereunder” and the like mean and refer to this Agreement or other Transaction Document as a whole and not merely to the specific Section, subsection, paragraph or clause in which the respective word appears; (iii) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; (iv) references to agreements and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto; (v) references to statutes or regulations are to be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation referred to; and (vi) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement or other Transaction Document.

7.13         Further Assurances.  Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurance as may be reasonably requested by any other party to evidence and reflect the transactions described in this Agreement and the other Transaction Documents and contemplated hereby and thereby and to carry into effect the intents and purposes of this Agreement and the other Transaction Documents.

7.14         Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

7.15         Publicity.  Without the prior consent of the other party, each party shall not, and shall cause its directors, officers, employees and representatives not to, make any public statement or press release with respect to the terms of the Transactional Document; provided, however, that if a disclosure is required by law, the party required to make such disclosure shall give the other party reasonable advance notice of any such disclosure and shall cooperate with the other party in protecting against any such disclosure and/or narrowing the scope of such disclosure.

*              *              *

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

Microfluidics International Corporation

By:	/s/ Michael C. Ferrara

Name:	Michael C. Ferrara

Title:	President & CEO

Address:

Microfluidics International Corporation
30 Ossipee Street
Newton, MA 02464-9101
Facsimile:

S-1

Global Strategic Partners, LLC

By:	/s/ Bruce Wendel

Name:	Bruce Wendel

Title:	Authorized Person

Address:

As set forth on Schedule A

EXHIBIT A

Form of Debenture

NEITHER THIS CONVERTIBLE DEBENTURE, NOR THE SHARES ISSUABLE UPON CONVERSIONS HEREOF, HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ACCORDINGLY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION ACCEPTABLE TO THE COMPANY.

CONVERTIBLE DEBENTURE

$5,000,000.00	November 14, 2008

FOR VALUE RECEIVED, the undersigned, Microfluidics International Corporation, a corporation duly formed under the laws of the State of Delaware (the “Issuer”), hereby unconditionally promises to pay to the order of Global Strategic Partners, LLC (the “Holder”), in lawful money of the United States of America and in immediately available funds, the principal sum of FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) on the Maturity Date (as hereinafter defined), together with interest thereon calculated and payable as provided below.  This Debenture is being issued pursuant to the terms of the Debenture and Warrant Purchase Agreement dated as of November 14, 2008 (the “Agreement”).

1.             Interest on the outstanding principal amount of this Convertible Debenture (this “Debenture”) shall be computed on the basis of twelve 30-day months in a 360-day year and shall be payable quarterly in arrears.  The principal of this Debenture shall bear interest at the rate of nine percent (9%) per annum, or if less, at the highest rate permitted by applicable law.  All accrued but unpaid interest on the principal amount of this Debenture shall be due and payable in cash on the first business day of each calendar quarter (each an “Interest Payment Date”).

2.             The outstanding principal amount of this Debenture and all accrued and unpaid interest thereon shall be due and payable on (i) November 14, 2015 or (ii) the acceleration of the maturity of this Debenture by the Holder upon the occurrence of an Even of Default (as defined below) (such earlier date, the “Maturity Date”).

3.             On the Maturity Date, any Interest Payment Date prior thereto or a Change of Control Event (as defined below), at the written election of the Holder and upon three (3) business days’ notice to the Issuer, all or any portion of the outstanding principal amount of this Debenture may be converted (the “Conversion”) into that number of shares of the Issuer’s common stock, par value $.01 per share (the “Common Stock”) equal to the quotient of:  (i) the outstanding principal amount of this Debenture, divided by (ii) $1.25 (the “Conversion Price”), rounded to the nearest share.  Upon the Conversion, all or any portion of the accrued and unpaid interest on the outstanding principal of this Debenture to be converted as provided herein shall become immediately due and payable which amount may be payable in the form of such securities in accordance with the formula set forth above.  The Issuer shall use its best efforts to amend its Certificate of Incorporation at its next Annual Meeting of the Stockholders, which meeting shall be held no later than June 30, 2009, to increase its duly authorized shares of Common Stock by such number as would be required for the Issuer to fulfill its obligations in full upon conversion of this Debenture and the exercise of the Warrant (as such term is defined in the Agreement).  The Holder shall not have any voting rights or other rights as a shareholder of the Issuer under this Debenture prior to the Conversion.

4.             At any time that this Debenture is outstanding, the Issuer agrees to use its best efforts to cause the election to its Board of Directors of at least one person designated by the Holder, and such additional persons designated by the Holder as may be necessary to cause the Holder’s representation on the Board of Directors of the Issuer to be proportional to the Holder’s stockholdings in the Issuer.  As an illustration, and without limiting the application of the foregoing provision, if the Issuer has a five person Board of Directors the Issuer shall be entitled to have its designee elected to the Board of Directors until such time as this Debenture has been retired in full; and, at such time as the Holder acquires 40% or more of the Common Stock of the Issuer, the Issuer agrees to use its best efforts to cause the election of a second (2nd) designee of the Holder to the Issuer’s Board of Directors.

5.             Immediately following the date hereof the Issuer shall exercise its best efforts to cause all of the shares of Common Stock issuable upon Conversion hereof to be registered with the Securities and Exchange Commission.

6.             Notwithstanding anything in this Debenture to the contrary, should an Event of Default, as such term is defined herein, occur and be continuing, interest on the outstanding principal amount of this Debenture and unpaid interest shall be increased by two percent (2%) per annum, or if less, at the highest rate permitted by applicable law. And the outstanding balance of the principal amount, including unpaid interest, shall continue to accrue interest from the date of such Event of Default at such interest rate until such Event of Default is cured or waived.  For purposes of this Debenture, each of the following events shall constitute an Event of Default:

(i)            The Issuer shall default in the payment of principal of or interest on this Debenture after the same becomes due and payable, whether at the Maturity Date or at a date fixed for the payment of any installment or prepayment thereof or otherwise, and such default shall remain uncured for five (5) business days after notice thereof to Issuer;

(ii)           default shall occur in the observance or performance of any covenant, obligation or agreement of the Issuer under this Debenture, the Agreement, the Security Agreement (as that term is defined in the Agreement) or any other agreement pursuant to which the Issuer or any other person provides a guaranty or a lien on its assets in favor of the Holder and such default shall continue uncured for a period of fifteen (15) days after the Issuer knew or should have known, exercising reasonable diligence, of the event or circumstances giving rise to such default;

(iii)          any representation, warranty or certification made by the Issuer herein or in the Agreement or the Security Agreement in any certificate, report, document, agreement or instrument delivered pursuant to any provision hereof or thereof shall prove to have been false or incorrect in any material, respect on the date or dates as of which made (any such falsity being a “Representation Default”) and, to the extent the event or circumstances giving rise to such Representation Default is amenable to being cured such that the Representation Default would no longer exist, such Representation Default shall continue uncured for a period of fifteen (15) days after the Issuer knew or should have known, exercising reasonable diligence, of the event or circumstances giving rise to such Representation Default;

(iv)          the Issuer shall (A) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of itself or any part of its property, (B) become subject to the appointment of a receiver, trustee, custodian or liquidator for itself or any part of its property if such appointment is not terminated or dismissed within thirty (30) days, (C) make an assignment for the benefit of creditors, (D) fail generally, or admit in writing to its inability, to pay its debts as they become due, (E) institute any proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or file a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or file an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it, or (F) become subject to any involuntary proceedings under the United States Bankruptcy Code or any other federal or state bankruptcy, reorganization, receivership, insolvency or other similar law affecting the rights of creditors generally, or have an order for relief entered against it in any proceeding under the United States Bankruptcy Code;

(v)           the Issuer shall not have amended its Certificate of Incorporation on or before June 30, 2009 to increase its duly authorized shares of Common Stock by such number as would be required for the Issuer to fulfill its obligations in full under this Debenture and the Warrant issuable under the Agreement; or

(vi)          Any of the following occurs (each a “Change of Control Event”):  (A) a sale, lease or other disposition of all or substantially all of the assets of Issuer; (B) a merger, consolidation, reorganization, sale of shares by Issuer or share exchange or sale of shares by the stockholders of Issuer, or other similar transaction or series of related transactions, which results in Issuer’s stockholders immediately prior to such transaction holding less than fifty percent (50%) of the voting power of the outstanding securities of the surviving, continuing or purchasing entity (other than by Holder’s exercise of the Warrant); or (C) the direct or indirect acquisition by any person or related group of persons (other than the Holder or an acquisition from or by the Issuer or by a Issuer-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Issuer) of beneficial ownership (within the meaning of Rule 13d-3 promulgated pursuant to the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Issuer’s outstanding securities.

7.             Notwithstanding anything in this Debenture to the contrary, in case an Event of Default shall occur, payment of this Debenture shall be accelerated and the entire unpaid principal amount of this Debenture, and all accrued and unpaid interest thereon, shall become immediately due and payable in full.  Upon the occurrence of an actual or deemed entry of an order for relief with respect to the Issuer under the United States Bankruptcy Code, then all indebtedness under this Debenture shall automatically be due immediately without notice of any kind.  Holder shall also have any other rights which Holder may have been afforded under any contract or agreement at any time and any other rights which Holder may have pursuant to applicable law.  Holder may exercise any and all of its remedies under the Security Agreement contemporaneously or separately from the exercise of any other remedies hereunder or under applicable law.

8.             Payment of the principal and interest on this Debenture shall be made in money of the United States of America which at the time of payment is legal tender for the payment of public and private debts, by wire transfer in immediately available funds to such account as the Holder shall from time to time have designated to the Issuer in writing, or, if requested by the Holder, by certified or back cashier’s check payable to the Holder, mailed to the Holder at the address set forth herein, or such other address as shall be designated in writing by the Holder to the Issuer.

9.             Any and all payments made by the Issuer in respect of this Debenture shall be applied first to payment of the fees and charges due under this Debenture, second to payment of accrued and unpaid interest, and then to payment of the outstanding principal amount of this Debenture.

10.           All calculations and applications of amounts due on any date, whether by acceleration or otherwise, shall be made by the Holder, and the Issuer agrees that all such calculations and applications shall be conclusive and binding absent manifest error.

11.           The Issuer may, at its option, upon thirty (30) days’ advance written notice to the Holder, prepay all of the principal balance of this Debenture, without penalty or premium, together with accrued and unpaid interest through the date of prepayment.  Any prepayment must occur on a regularly scheduled Interest Payment Date.  The Issuer’s right to prepay this Debenture is subject to the right of the Holder to convert this Debenture as contemplated herein.

12.           This Debenture is secured by all assets, property rights and interests of the Issuer and shall be senior to all other indebtedness of the Issuer, except for certain bank guarantees up to an aggregate amount of one million dollars ($1,000,000), as required by certain customers of the Issuer in accordance with the Security Agreement.

13.           The Issuer hereby waives presentment, notice of dishonor, protest and notice of protest, and any or all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement or guarantee of this Debenture.

14.           In case any principal of or interest on this Debenture is not paid when due, or any other Event of Default shall occur, the Issuer shall be liable for, and agrees to pay, in addition to principal and interest hereunder, all costs of enforcement and collection of this Debenture incurred by the Holder, including, without limitation, reasonable attorney’s fees, disbursements and court costs.  In addition, if an Event of Default shall occur, the Issuer shall pay all reasonable attorney’s fees and disbursements incurred by the Holder in obtaining advice as to its rights and remedies in connection with such default.

15.           All communications under this Debenture shall be in writing and shall be personally delivered or sent prepaid by first class registered or certified mail with return receipt requested, or by recognized overnight delivery service to the respective addresses set forth below (or such other addresses as may be furnished in writing by the Holder and the Issuer).

(a)  To the Issuer:

Microfluidics International Corporation

30 Ossipee Street

Newton, Massachusetts   02464-9101

Attention:  President

(b)  To the Holder:

at such address set forth on Schedule I hereto

16.           Subject to applicable securities laws, this Debenture and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the parties hereto; provided, however, that neither party may assign or transfer its rights or obligations hereunder without the prior written consent of the other party except to (i) its Affiliates or (ii) an entity that is the successor to substantially all of the business or assets of the assigning party relating to the performance of this Agreement.

17.           This Debenture may be modified or amended or the provisions hereof waived only with the written consent of the Holder and the Issuer.

18.           This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware applicable to instruments made and to be performed wholly within that state.  If any provision of this Debenture is held to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect the validity of any other provision of this Debenture.

19.           EACH OF THE ISSUER AND THE HOLDER AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS DEBENTURE MAY BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS.  EACH OF THE ISSUER AND THE HOLDER CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY SUCH COURT HAVING JURISDICTION OVER THE SUBJECT MATTER, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO THE HOLDER AT ITS ADDRESS SET FORTH ABOVE, AND TO THE ISSUER AT ITS ADDRESS SET FORTH BELOW OR TO ANY OTHER ADDRESS AS MAY APPEAR IN THE HOLDER’S RECORDS AS THE ADDRESS OF THE ISSUER.

IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS DEBENTURE, EACH OF THE HOLDER AND THE ISSUER WAIVES TRIAL BY JURY, AND THE ISSUER ALSO WAIVES (I) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE AND (II) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

IN WITNESS WHEREOF, the Issuer has caused this Debenture to be duly executed and delivered.

Microfluidics International Corporation

By:
Michael C. Ferrara, President and Chief Executive Officer

Schedule I

Address for Notice Purposes:

Global Strategic Partners, LLC

11755 Wilshire Blvd., Suite 2000

Los Angeles, CA 90025

Attention: Charles Kim

Telephone: 310-405-7431

Facsimile: 310-998-8553

ckim@abraxisbio.com

EXHIBIT B

Form of Warrant

NEITHER THIS WARRANT, NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF, HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ACCORDINGLY MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION ACCEPTABLE TO THE COMPANY.

COMMON STOCK PURCHASE WARRANT

Warrant to Purchase Shares of Common Stock of

Microfluidics International Corporation

This COMMON STOCK PURCHASE WARRANT (this “Warrant”) certifies that, for value received, Global Strategic Partners, LLC (“GSP”) is entitled to purchase from Microfluidics International Corporation, a Delaware corporation (the “Company”), that number of shares (the “Warrant Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”) that, when combined with the Common Stock issuable upon the conversion of the entire principal balance of the Debenture (as defined below), constitutes a total of up to fifty percent (50%) of the total number shares of the Company’s Common Stock then outstanding on a fully diluted basis, all upon the terms and subject to the limitations hereinafter set forth.  This Warrant has been issued contemporaneously with the sale by the Company to GSP of the Company’s 9% Convertible Debenture (the “Debenture”) in the principal amount of Five Million Dollars ($5,000,000).

1.                                       Exercise of Warrant.  This Warrant shall be exercisable in two tranches hereinafter referred to as the “Tranche One Exercise” and the “Tranche Two Exercise”.

(a)                                  Tranche One Exercise.  The aggregate number of Warrant Shares that may be purchased pursuant to one or more Tranche One Exercises of this Warrant (the “Tranche One Maximum”) shall be that number of whole shares of the Common Stock calculated to equal (or exceed by no more than one whole share):  (a) forty percent (40%) of the total number of shares of the Company’s Common Stock then outstanding on a fully diluted basis, minus (b) that number of shares of the Company’s Common Stock that GSP is or was entitled to acquire (or has theretofore acquired) upon exercise of the conversion privilege of the Debenture.  Notwithstanding the previous sentence, if all or any portion of the principal amount of the Debenture has been prepaid by the Company prior to the third anniversary of the date of the Debenture, then the Tranche One Maximum shall also include a number of shares of the Company’s Common Stock equal to (x) the amount of the Debenture’s principal amount that was so repaid by the third anniversary of the date of the Debenture divided by (y) 1.25 (the “Prepayment Shares”).

Tranche One Exercises of this Warrant may be made at any time, and from time to time, on or before 5:00 P.M. EST on the Termination Date (as defined below) by the tender to the Company of:  (i) a Tranche One Notice of Exercise form annexed hereto as Exhibit A duly executed and (ii) receipt by the Company of the Tranche One Exercise Price (as hereinafter defined) of the Warrant Shares thereby purchased in immediately available funds.

The Tranche One Exercise Price shall be two dollars ($2.00) per share, subject to adjustment as described in Sections 8 and 9 hereof.

(b)                                 Tranche Two Exercise.  The aggregate number of Warrant Shares that may be purchased pursuant to one or more Tranche Two Exercises of this Warrant (the “Tranche Two Maximum”) shall be that number of whole shares of the Common Stock calculated to at least equal (or exceed by no more than one whole share):  (a) fifty percent (50%) of the total number of shares of the Company’s Common Stock then outstanding on a fully diluted basis, minus (b) the total number of shares of the Company’s Common Stock that GSP is or was entitled to acquire (or has theretofore acquired) upon: (i) exercise of the conversion privilege of the Debenture, and (ii) the Tranche One Exercise, plus (c) the Prepayment Shares.  No Tranche Two Exercise may be made unless and until the full number of shares exercisable pursuant to Tranche One Exercises have been purchased.

Tranche Two Exercises of this Warrant may be made at any time, and from time to time, on or before 5:00 P.M. EST on the Termination Date (as defined below) by the tender to the Company of:  (i) a Tranche Two Notice of Exercise form annexed hereto as Exhibit B duly executed and (ii) receipt by the Company of the Tranche Two Exercise Price (as hereinafter defined) of the Warrant Shares thereby purchased in immediately available funds.

The Tranche Two Exercise Price shall be three dollars ($3.00) per share, subject to adjustment as described in Sections 8 and 9 hereof.

(c)                                  Termination Date.  Subject to the other conditions stated herein, this Warrant shall expire and be of no further force or effect on the earlier to occur of:  (i) the seventh (7th) anniversary of the date hereof, (ii) the third (3rd) anniversary of the date hereof in the event that the Company has retired the Debenture on or before said third (3rd) anniversary, or (iii) such time as GSP has acquired fifty percent (50%) of the total number of shares of the Company’s Common Stock then outstanding on a fully diluted basis.

(d)                                 Payment for Shares.  The aggregate purchase price for Warrant Shares being purchased hereunder may be paid either (i) by cash or wire transfer of immediately available funds, (ii) by surrender of a number of Warrant Shares which have a fair market value equal to the aggregate purchase price of the Warrant Shares being purchased (“Net

Issuance”) as determined herein, or (iii) any combination of the foregoing.  If GSP elects the Net Issuance method of payment, the Company shall issue to GSP upon exercise a number of shares of Warrant Shares determined in accordance with the following formula (to the extent that GSP is exercising this Warrant with respect to Warrant Shares received in connection with both Tranche One and Tranche Two, the following formula shall be applied separately with respect to each Tranche):

X=	Y(A-B)
A

where:	X =	the number of Warrant Shares to be issued to GSP;

	Y =	the number of Warrant Shares with respect to which GSP is exercising its purchase rights under this Warrant;

	A =	the fair market value of one (1) share of the Warrant Shares on the date of exercise; and

	B =	the applicable Tranche exercise price.

No fractional shares arising out of the above formula for determining the number of shares to be issued to GSP shall be issued, and the Company shall in lieu thereof make payment to GSP of cash in the amount of such fraction multiplied by the fair market value of one (1) share of the Warrant Shares on the date of exercise.  For purposes of the above calculation, the fair market value of one (1) share of the Warrant Shares shall mean (a) if the Common Stock is then traded on a securities exchange, the average of the closing prices of such Common Stock on such exchange over the thirty (30) calendar day period (or portion thereof) ending three (3) days prior to the date of exercise, multiplied by the number of shares of Common Stock into which each share of the Warrant Shares is then convertible, (b) if the Common Stock is then regularly traded over-the-counter, the average of the closing sale prices or secondarily the closing bid of such Common Stock over the thirty (30) calendar day period (or portion thereof) ending three (3) days prior to the date of exercise, multiplied by the number of shares of Common Stock into which each share of the Warrant Shares is then convertible, or (c) if there is no active public market for the Common Stock, the fair market value of one share of the Warrant Shares as determined in good faith by GSP and the Company.

(e)                                  Issuance of Certificates.  Upon completing any Tranche One Exercise or any Tranche Two Exercise, GSP shall be entitled to receive a certificate for the number of Warrant Shares so purchased within three (3) trading days after the date on which this Warrant shall have been exercised as aforesaid.

2.                                       Fractional Shares.  This Warrant shall b exercisable for whole numbers of Warrant Shares, and no fractional shares shall be issued upon the exercise of this Warrant.

3.                                       Closing of Books.  The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

4.                                       Rights as Shareholder.  This Warrant does not entitle GSP to any voting rights or other rights as a shareholder of the Company prior to an effective exercise.

5.                                       Loss, Theft, Destruction or Mutilation of Warrant.  The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor in lieu of such Warrant or stock certificate.

6.                                       Authorization of Shares.  The Company covenants that all Warrant Shares that may be issued upon the exercise of the purchase rights represented by this Warrant will be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).  To the extent that the Company does not at any time have the number of shares of its Common Stock authorized for issuance sufficient to satisfy the number of Warrant Shares exercisable hereunder, the Company shall use its best efforts to amend its Certificate of Incorporation at its next Annual Meeting of the Stockholders, which meeting shall be held no later than June 30, 2009, to increase its duly authorized shares of Common Stock by such number as would be sufficient to permit GSP to exercise this Warrant in full and exercise its conversion rights in the Debenture.

7.                                       Saturdays, Sundays, Holidays, etc.  If the Termination Date, or any other date for the taking of any action or the expiration of any right granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday (a “Business Day”).

8.                                       Adjustments of Exercise Price and Number/Kind of Warrant Shares.  The number and kind of securities purchasable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following.  In case the Company shall:  (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then the number and kind of securities purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that GSP shall be entitled to receive the number and kind of securities of the Company (the “Adjusted Warrant Shares”) which it would have owned or have been entitled to receive had this Warrant been exercised in advance thereof.  Upon each such adjustment, GSP shall thereafter be entitled to purchase the number of Adjusted Warrant Shares at the Tranche One Exercise Price or the Tranche Two Exercise Price per Adjusted Warrant Share obtained by multiplying such exercise price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Adjusted Warrant Shares resulting from such adjustment.  An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

9.                                       Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets.  In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then GSP shall have the right thereafter to receive, at the option of GSP, upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a GSP of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event.  In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this Section 9.  For purposes of this Section 9, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock.  The foregoing provisions of this Section 9 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

10.                                 Notice of Adjustment.  Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted pursuant to Sections 8 or 9 herein, the Company shall give notice thereof to GSP, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

11.                                 Notice of Corporate Action.  If at any time:

(a)                                  the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

(b)                                 there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation, or

(c)                                  there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases (but not in such cases if the rights of GSP or holders of Common Stock will not be materially affected thereby, as for example in the case of a merger to effect a change of domicile), the Company shall give to GSP (i) at least 20 days’ prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days’ prior written notice of the date when the same shall take place.  Such notice in accordance with the foregoing clause also shall specify:  (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares or Adjusted Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up.  Each such written notice shall be sufficiently given if addressed to GSP at the last address of GSP appearing on the books of the Company and delivered in accordance with Section 12(c).

12.                                 Miscellaneous.

(a)                                  Jurisdiction.  This Warrant shall constitute a contract under the laws of the State of Delaware without regard to its conflict of law, principles or rules.

(b)                                 Nonwaiver and Expenses.  No course of dealing or any delay or failure to exercise any right hereunder on the part of GSP shall operate as a waiver of such right or otherwise prejudice GSP’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date.  If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to GSP, the Company shall pay to GSP such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by GSP in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(c)                                  Notices.  Any notice, request or other document required or permitted to be given or delivered by one party to the other shall be delivered in accordance with the notice provisions of the Debenture.

(d)                                 Limitation of Liability.  No provision hereof, in the absence of any affirmative action by GSP to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of GSP, shall give rise to any liability of GSP for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(e)                                  Remedies.  GSP, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant.  The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(f)                                    Successors and Assigns.  Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the parties hereto; provided, however, that neither party may assign or transfer its rights or obligations hereunder without the prior written consent of the other party except to (i) its Affiliates or (ii) an entity that is the successor to substantially all of the business or assets of the assigning party relating to the performance of this Agreement.

(g)                                 Amendment.  This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and GSP.

(h)                                 Severability.  Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(i)                                     Headings; Dollar Figures.  The headings used in this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.  All figures expressed in dollars shall be deemed to refer to U.S. dollars.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  November 14, 2008

MICROFLUIDICS INTERNATIONAL CORPORATION

By:
Michael C. Ferrara, President and Chief Executive Officer

Exhibit A

TRANCHE ONE NOTICE OF EXERCISE

To:                              Microfluidics International Corporation

(1)                                  The undersigned hereby elects to exercise to purchase Warrant Shares of Microfluidics International Corporation issuable pursuant to the Tranche One Exercise provisions of that certain Common Stock Purchase Warrant to which this notice was attached and tenders herewith payment of the exercise price, together with all applicable transfer taxes if any, therefor.

(2)                                  The number of Warrant Shares to be purchased pursuant to this Notice shall be                 .  The purchase price for said Warrant Shares shall be equal to such number of Warrant Shares multiplied by $2.00 per Warrant Share (subject to adjustment to such price per Warrant Share as provided in Sections 8 or 9 of the Common Stock Purchase Warrant).  The Purchase Price has been paid, in immediately available funds, to the Company contemporaneously with the delivery of this Notice.

(3)                                  Please deliver the certificate for the Warrant Shares to the following:

GLOBAL STRATEGIC PARTNERS, LLC

By:
Name:
Title:

Dated:

Exhibit B

TRANCHE TWO NOTICE OF EXERCISE

To:                              Microfluidics International Corporation

(1)                                  The undersigned hereby elects to exercise to purchase Warrant Shares of Microfluidics International Corporation issuable pursuant to the Tranche Two Exercise provisions of that certain Common Stock Purchase Warrant to which this notice was attached and tenders herewith payment of the exercise price, together with all applicable transfer taxes if any, therefor.

(2)                                  The number of Warrant Shares to be purchased pursuant to this Notice shall be                .  The purchase price for said Warrant Shares shall be equal to such number of Warrant Shares multiplied by $3.00 per Warrant Share (subject to adjustment to such price per Warrant Share as provided in Sections 8 or 9 of the Common Stock Purchase Warrant).  The Purchase Price has been paid, in immediately available funds, to the Company contemporaneously with the delivery of this Notice.

(3)                                                          Please deliver the certificate for the Warrant Shares to the following:

GLOBAL STRATEGIC PARTNERS, LLC

By:
Name:
Title:

Dated:

EXHIBIT C

Form of Security Agreement

EXECUTION VERSION

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Agreement”), dated as of November 14, 2008, is made between MICROFLUIDICS INTERNATIONAL CORPORATION, a Delaware corporation (“Debtor”), and GLOBAL STRATEGIC PARTNERS, LLC, a Delaware limited liability company (“Secured Party”).

Debtor and Secured Party hereby agree as follows:

SECTION 1            Definitions; Interpretation.

(a)           All capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Debenture and Warrant Purchase Agreement or in the Debenture, as the context may require.

(b)           As used in this Agreement, the following terms shall have the following meanings:

“Collateral” has the meaning set forth in Section 2.

“Debenture” means that certain Convertible Debenture in the aggregate principal amount of $5,000,000, dated as of November 14, 2008 and made by Debtor in favor of Secured Party, as amended, modified, renewed, extended or replaced from time to time.

“Debenture and Warrant Purchase Agreement” means that certain Debenture and Warrant Purchase Agreement, of even date herewith, between Debtor and Secured Party, as amended, modified, renewed, extended or replaced from time to time.

“Documents” means this Agreement, the Debenture and Warrant Purchase Agreement, the Debenture, the Warrant and all other certificates, documents, agreements and instruments delivered to Secured Party under the foregoing agreements or in connection with the Obligations.

“Event of Default” has the meaning set forth in Section 7.

“Guarantor Security Agreement” means that certain Guarantor Security Agreement, of near or even date herewith, between Microfluidics Corporation, a Delaware corporation, and Secured Party.

“Lien” means any mortgage, deed of trust, pledge, security interest, assignment, deposit arrangement, charge or encumbrance, lien, or other type of preferential arrangement.

“Obligations” means the indebtedness, liabilities and other obligations of Debtor to Secured Party under or in connection with this Agreement, the Debenture and Warrant Purchase Agreement, the Debenture and the other Documents, including, without limitation, all unpaid principal of the Debenture, all interest accrued thereon, all fees and all other amounts payable by Debtor to Secured Party thereunder or in connection with any Document, whether now existing or hereafter arising, and whether due or to become due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and including interest that accrues after the commencement by or against Debtor of any bankruptcy or insolvency proceeding naming such Person as the debtor in such proceeding.

“Partnership and LLC Collateral” has the meaning set forth in Section 5.

“Permitted Lien” has the meaning set forth in the Debenture and Warrant Purchase Agreement.

“Person” means an individual, corporation, partnership, joint venture, trust, unincorporated organization, governmental agency or authority, or any other entity of whatever nature.

“Pledged Collateral” means Debtor’s (i) investment property and (ii) Partnership and LLC Collateral, including any ownership interests in any subsidiaries of Debtor.

“Pledged Collateral Agreements” means any shareholders agreement, operating agreement, partnership agreement, voting trust, proxy agreement or other agreement or understanding with respect to any Pledged Collateral.

 “UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York.

“Warrant” means that certain Common Stock Purchase Warrant, dated as of November 14, 2008, executed by Debtor in favor of Secured Party, as amended, modified, renewed, extended or replaced from time to time.

(c)           Where applicable and except as otherwise defined herein, terms used in this Agreement shall have the meanings assigned to them in the UCC.

(d)           In this Agreement, (i) the meaning of defined terms shall be equally applicable to both the singular and plural forms of the terms defined; and (ii) the captions and headings are for convenience of reference only and shall not affect the construction of this Agreement.

SECTION 2            Security Interest.  As security for the payment and performance of the Obligations, Debtor hereby grants to Secured Party a security interest in all of Debtor’s right, title and interest in, to and under all of its personal property, wherever located and whether now existing or owned or hereafter acquired or arising, including all accounts, chattel paper, commercial tort claims, deposit accounts, documents, equipment (including all fixtures), general intangibles, instruments, inventory, investment property, letter-of-credit rights, other goods, money and all products, proceeds and supporting obligations of any and all of the foregoing (collectively, the “Collateral”).  This Agreement shall create a continuing security interest in the Collateral which shall remain in effect until terminated in accordance with Section 18 hereof.  Anything herein to the contrary notwithstanding, in no event shall the Collateral include, and Debtor shall not be deemed to have granted a security interest in, any of Debtor’s right, title or interest in any of the outstanding voting capital stock or other ownership interests of a Controlled

Foreign Corporation (as defined below) in excess of 65% of the voting power of all classes of capital stock or other ownership interests of such Controlled Foreign Corporation entitled to vote; provided that (A) immediately upon the amendment of the Internal Revenue Code to allow the pledge of a greater percentage of the voting power of capital stock or other ownership interests in a Controlled Foreign Corporation without adverse tax consequences, the Collateral shall include, and Debtor shall be deemed to have granted a security interest in, such greater percentage of capital stock or other ownership interests of each Controlled Foreign Corporation; and (B) if no adverse tax consequences to Debtor shall arise or exist in connection with the pledge of any Controlled Foreign Corporation, the Collateral shall include, and Debtor shall be deemed to have granted a security interest in, such Controlled Foreign Corporation.  As used herein, “Controlled Foreign Corporation” shall mean a “controlled foreign corporation” as defined in the Internal Revenue Code.

SECTION 3            Financing Statements and other Action.

(a)           Debtor hereby authorizes Secured Party to file at any time and from time to time any financing statements describing the Collateral, and Debtor shall execute and deliver to Secured Party, and Debtor hereby authorizes Secured Party to file (with or without Debtor’s signature), at any time and from time to time, all amendments to financing statements, assignments, continuation financing statements, termination statements, account control agreements, and other documents and instruments, in form reasonably satisfactory to Secured Party, as Secured Party may reasonably request, to perfect and continue perfected, maintain the priority of or provide notice of the security interest of Secured Party in the Collateral and to accomplish the purposes of this Agreement.  Without limiting the generality of the foregoing, Debtor ratifies and authorizes the filing by Secured Party of any financing statements filed prior to the date hereof.

(b)           Debtor will join with Secured Party in notifying any third party who has possession of any Collateral of Secured Party’s security interest therein and in obtaining an acknowledgment from the third party that it is holding the Collateral for the benefit of Secured Party.

(c)           Within 30 days after the date hereof (or such later date as shall be consented to by Secured Party), Debtor shall cause (i) any depository institution at which Debtor maintains any deposit account to execute a deposit account control agreement, in form and substance reasonably satisfactory to Secured Party, establishing Secured Party’s “control” over such depository account for purposes of UCC Article 9 and (ii) any securities intermediary or other Person with which Debtor maintains any securities account containing any investment property of Debtor to execute a securities account control agreement, in form and substance reasonably satisfactory to Secured Party, establishing Secured Party’s “control” over such securities account for purposes of UCC Article 9.

(d)           Upon request of Secured Party, Debtor (i) shall cause certificates to be issued in respect of any uncertificated Pledged Collateral, (ii) shall exchange certificated Pledged Collateral for certificates of larger or smaller denominations, and (iii) shall cause any securities intermediaries to show on their books that Secured Party is the entitlement holder with respect to any Pledged Collateral.

(e)           Debtor will not create any chattel paper without placing a legend on the chattel paper acceptable to Secured Party indicating that Secured Party has a security interest in the chattel paper.

SECTION 4            Representations and Warranties.  Debtor represents and warrants to secured party that:

(a)           Debtor is duly organized, validly existing and in good standing under the law of the jurisdiction of its organization and has all requisite power and authority to execute, deliver and perform its obligations under the Documents.

(b)           The execution, delivery and performance by Debtor of the Documents have been duly authorized by all necessary action of Debtor, and the Documents constitute the legal, valid and binding obligations of Debtor, enforceable against Debtor in accordance with their respective terms.

(c)           No authorization, consent, approval, license, exemption of, or filing or registration with, any governmental authority or agency, or approval or consent of any other Person, is required for the due execution, delivery or performance by Debtor of the Documents, except for any filings necessary to perfect any Liens on any Collateral.

(d)           Debtor’s chief executive office and principal place of business (as of the date of this Agreement) is located at the address set forth in Schedule 1; Debtor’s jurisdiction of organization and organizational identification number are set forth in Schedule 1; Debtor’s exact legal name is as set forth in the first paragraph of this Agreement; and all other locations where Debtor conducts business or Collateral is kept (as of the date of this Agreement) are set forth in Schedule 2.

(e)           Debtor has rights in or the power to transfer the Collateral, and Debtor is the sole and complete owner of the Collateral, free from any Lien other than Permitted Liens.

(f)            All of Debtor’s U.S. and foreign patents and patent applications, copyrights (whether or not registered), applications for copyright, trademarks, service marks, trade names and domain names (whether registered or unregistered), and applications for registration of such trademarks, service marks, trade names and domain names, are set forth in Schedule 2.

(g)           No control agreements exist with respect to any Collateral other than control agreements in favor of Secured Party.

(h)           The names and addresses of all financial institutions and other Persons at which Debtor maintains its deposit and securities accounts, and the account numbers and account names of such accounts, are set forth in Schedule 1.

(i)            Schedule 3 lists Debtor’s ownership interests in each of its subsidiaries as of the date hereof.

(j)            Debtor is and will be the legal record and beneficial owner of all Pledged Collateral, and has and will have good and marketable title thereto, subject to the Lien of Secured Party therein.

(k)           Except as disclosed in writing to Secured Party, there are no Pledged Collateral Agreements which affect or relate to the voting or giving of written consents with respect to any of the Pledged Collateral.  Each Pledged Collateral Agreement contains the entire agreement between the parties thereto with respect to the subject matter thereof, has not been amended or modified, and is in full force and effect in accordance with its terms.  To the best knowledge of Debtor, there exists no material violation or material default under any Pledged Collateral Agreement by Debtor or the other parties thereto.  Debtor has not knowingly waived or released any of its material rights under or otherwise consented to a material departure from the terms and provisions of any Pledged Collateral Agreement.

(l)            Debtor is an “operating company” in that (i) it primarily engages, wholly or substantially in the production or sale, or the research or development, of a product or service other than the investment of capital, (ii) it is not an individual or sole proprietorship, (iii) it is not an entity with no specific business plan or purpose and its business plan is not to engage in a merger or acquisition with an unidentified company or companies or other entity or person, and (iv) it intends to use the proceeds from the Debenture issued by and purchased from it solely for the operation of Debtor’s business and uses other than personal, family, or household purposes.  Debtor’s board of directors, in the exercise of its fiduciary duties, has approved the Debenture and the transactions contemplated by the Documents based upon a reasonable belief that the Debenture is appropriate for Debtor after reasonable inquiry concerning Debtor’s financing objectives and financial situation. .

(m)          Debtor has no commercial tort claims except as set forth in Schedule 1.

SECTION 5            Covenants.  So long as any of the obligations remain unsatisfied, debtor agrees that:

(a)           Debtor shall appear in and defend any action, suit or proceeding which may affect to a material extent its title to, or right or interest in, or Secured Party’s right or interest in, the Collateral, and shall do and perform all reasonable acts that may be necessary and appropriate to maintain, preserve and protect the Collateral.

(b)           Debtor shall comply in all material respects with all laws, regulations and ordinances, and all policies of insurance, relating in a material way to the possession, operation, maintenance and control of the Collateral.

(c)           Debtor shall give prompt written notice to Secured Party (and in any event not later than 30 days following any change described below in this subsection) of:  (i) any change in the location of Debtor’s chief executive office or principal place of business; (ii) any change in the locations set forth in Schedule 1; (iii) any change in its name; (iv) any changes in its identity or structure in any manner which might make any financing statement filed hereunder incorrect or misleading; (v) any change in its registration as an organization (or any new such registration); or (vi) any change in its jurisdiction of organization; provided that Debtor shall not locate any Collateral outside of the United States nor shall Debtor change its jurisdiction of organization to a jurisdiction outside of the United States.

(d)           Debtor shall carry and maintain in full force and effect, at its own expense and with financially sound and reputable insurance companies, insurance with respect to the Collateral in such amounts, with such deductibles and covering such risks as is customarily carried by companies engaged in the same or similar businesses and owning similar properties in the localities where Debtor operates.  Within 30 days after the date hereof (or such later date as shall be consented to by Secured Party), Debtor shall cause such insurance on the Collateral to name Secured Party as additional insured and as loss payee and Debtor shall furnish Secured Party from time to time with full information as to the insurance carried by it and, if so requested, copies of all such insurance policies.  Debtor shall also furnish to Secured Party from time to time upon the request of Secured Party a certificate of Debtor’s insurance broker or other insurance specialist stating that all premiums then due on the policies relating to insurance on the Collateral have been paid and that such policies are in full force and effect.  All insurance policies required under this subsection (d) shall provide that they shall not be terminated or cancelled nor shall any such policy be materially changed without at least 20 days’ prior written notice to Debtor and Secured Party.  Receipt of notice of termination or cancellation of any such insurance policies or reduction of coverages or amounts thereunder shall entitle Secured Party to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to the first sentence of this subsection (d) or otherwise to obtain similar insurance in place of such policies, in each case at the expense of Debtor.

(e)           All insurance policies shall provide that any losses payable thereunder be payable directly to Secured Party unless written authority to the contrary is obtained. In the event that Debtor shall receive any proceeds of any insurance (other than in respect of third party liability insurance) it shall immediately cause such proceeds to be paid over to Secured Party.  If the Collateral shall be materially damaged or destroyed, in whole or in part, by fire or other casualty, Debtor shall give prompt notice thereof to Secured Party.  Additionally, Debtor shall in any event promptly give Secured Party notice of all reports made to insurance companies in respect of any claim in excess of $100,000.  No settlement on account of any loss covered by insurance shall be made for less than insured value without the consent of Secured Party.  Provided that no Event of Default then exists, Secured Party shall apply all or any portion of such insurance proceeds to Debtor to be applied to the replacement and/or restoration of damaged or destroyed property, equipment, inventory, etc.

(f)            Debtor shall keep the Collateral free of all Liens except Permitted Liens.

(g)           Debtor shall pay and discharge all taxes, fees, assessments and governmental charges or levies imposed upon it with respect to the Collateral prior to the date on which penalties attach thereto, except to the extent such taxes, fees, assessments or governmental charges or levies are being contested in good faith by appropriate proceedings.

(h)           Debtor shall maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of the Collateral, except in connection with any transactions expressly permitted by the Debenture and Warrant Purchase Agreement, the Debenture or any other Document.

(i)            If and when Debtor shall obtain rights to any new patents, trademarks, service marks, trade names, domain names or copyrights, or otherwise acquire or become entitled to the benefit of, or apply for registration of, any of the foregoing, Debtor (i) shall promptly notify Secured Party thereof and (ii) hereby authorizes Secured Party to modify, amend, or supplement Schedule 2 and from time to time to include any of the foregoing and make all necessary or appropriate filings with respect thereto.

(j)            Without limiting the generality of subsection (i), Debtor shall not register with the U.S. Copyright Office any unregistered copyrights (whether in existence on the date hereof or thereafter acquired, arising, or developed) unless Debtor provides Secured Party with written notice of its intent to register such copyrights not less than 30 days prior to the date of the proposed registration.

(k)           Debtor will use commercially reasonable efforts to obtain, within 30 days after the date hereof (or such later date as shall be consented to by Secured Party), from each Person from whom Debtor leases any premises, and from each other Person at whose premises any Collateral is at any time present (including any bailee, warehouseman or similar Person), any such collateral access, subordination, landlord waiver, bailment, consent and estoppel agreements as Secured Party may require, in form typically executed in Massachusetts by landlords.

(l)            Debtor shall comply with all of its obligations under any Pledged Collateral Agreements to which it is a party and shall enforce all of its rights thereunder. (ii) Debtor will take all actions necessary to cause each Pledged Collateral Agreement relating to Collateral consisting of any and all limited, limited liability and general partnership interests and limited liability company interests of any type or nature (“Partnership and LLC Collateral”) to provide specifically at all times that: (A) the Partnership and LLC Collateral shall be securities and shall be governed by Article 8 of the applicable Uniform Commercial Code; (B) each certificate of membership or partnership representing the Partnership and LLC Collateral shall bear a legend to the effect that such membership interest or partnership interest is a security and is governed by Article 8 of the applicable Uniform Commercial Code; and (C) no consent of any member, manager, partner or other Person shall be a condition to the admission as a member or partner of any transferee that acquires ownership of the Partnership and LLC Collateral as a result of the exercise by Secured Party of any remedy hereunder or under applicable law. (iii) Debtor shall not vote to enable or take any other action to amend or terminate, or waive compliance with any of the terms of, any Pledged Collateral Agreement, certificate or articles of incorporation, bylaws or other organizational documents, or otherwise cast any vote or grant or give any consent, waiver or ratification in respect of the Pledged Collateral, in any way that materially changes the rights of Debtor with respect to any Pledged Collateral in a manner adverse to the Secured Party or that adversely affects the validity, perfection or priority of Secured Party’s security interest therein.

(m)          In the event that Debtor acquires rights in any subsidiary after the date hereof, it shall deliver to Secured Party a completed supplement to Schedule 3, reflecting such new subsidiary.  Notwithstanding the foregoing, it is understood and agreed that the security interest of Secured Party shall attach to any such subsidiary immediately upon Debtor’s acquisition of rights therein and shall not be affected by the failure of Debtor to deliver any such supplement to Schedule 3.

(n)           Debtor shall give Secured Party immediate notice if Debtor shall at any time hold or acquire any commercial tort claim.

SECTION 6            Rights of Secured Party; Authorization; Appointment.

(a)           At the request of Secured Party, upon the occurrence and during the continuance of any Event of Default, all remittances received by Debtor in respect of its accounts and other rights to payment shall be held in trust for Secured Party and, in accordance with Secured Party’s instructions, remitted to Secured Party or deposited to an account of Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer).

(b)           At the request of Secured Party, upon the occurrence and during the continuance of any Event of Default, Secured Party shall be entitled to receive all distributions and payments of any nature with respect to any Pledged Collateral or instrument Collateral, and all such distributions or payments received by Debtor shall be held in trust for Secured Party and, in accordance with Secured Party’s instructions, remitted to Secured Party or deposited to an account designated by Secured Party in the form received (with any necessary endorsements or instruments of assignment or transfer).  Further, upon the occurrence and during the continuance of any Event of Default any such distributions and payments with respect to any Pledged Collateral held in any securities account shall be held and retained in such securities account, in each case as part of the Collateral hereunder, and Secured Party shall have the right, following prior written notice to the Debtor, to vote and to give consents, ratifications and waivers with respect to any Pledged Collateral and instruments, and to exercise all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining thereto, as if Secured Party were the absolute owner thereof; provided that Secured Party shall have no duty to exercise any of the foregoing rights afforded to it and shall not be responsible to the Debtor or any other Person for any failure to do so or delay in doing so.

(c)           Secured Party shall have the right to, in the name of Debtor, or in the name of Secured Party or otherwise, upon notice to but without the requirement of assent by Debtor, and Debtor hereby constitutes and appoints Secured Party (and any of Secured Party’s officers, employees or agents designated by Secured Party) as Debtor’s true and lawful attorney-in-fact, with full power and authority to: (i) sign and file any of the financing statements and other documents and instruments which must be executed or filed to perfect or continue perfected, maintain the priority of or provide notice of Secured Party’s security interest in the Collateral; (ii) assert, adjust, sue for, compromise or release any claims under any policies of insurance; (iii) give notices of control, default or exclusivity (or similar notices) under any account control agreement or similar agreement with respect to exercising control over deposit accounts or securities accounts; and (iv) execute any and all such other documents and instruments, and do any and all acts and things for and on behalf of Debtor, which Secured Party may deem reasonably necessary or advisable to maintain, protect, realize upon and preserve the Collateral and Secured Party’s security interest therein and to accomplish the purposes of this Agreement.

Secured Party agrees that, except upon and during the continuance of an Event of Default, it shall not exercise the power of attorney, or any rights granted to Secured Party, pursuant to clauses (ii), (iii) and (iv).  The foregoing power of attorney is coupled with an interest and irrevocable so long as the Obligations have not been paid and performed in full.  Debtor hereby ratifies, to the extent permitted by law, all that Secured Party shall lawfully and in good faith do or cause to be done by virtue of and in compliance with this Section 6.

SECTION 7            Events of Default.  Any of the following events which shall occur and be continuing shall constitute an “Event of Default”:

(a)           An “Event of Default” (as defined in the Debenture) shall have occurred under the Debenture or an “Event of Default” (as defined in the Guarantor Security Agreement) shall have occurred under the Guarantor Security Agreement.

(b)           Any representation or warranty by Debtor under or in connection with this Agreement shall prove to have been incorrect in any material respect when made or deemed made.

(c)           Debtor shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for a period of 15 days after the earlier of (i) the date on which Debtor obtains knowledge of such failure and (ii) the date on which Secured Party notifies Debtor of such failure in accordance with the notice provisions set forth herein.

(d)           Debtor shall admit in writing its inability to, or shall fail generally or be generally unable to, pay its debts (including its payrolls) as such debts become due, or shall make a general assignment for the benefit of creditors; or Debtor shall file a voluntary petition in bankruptcy or a petition or answer seeking reorganization, to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act of 1978, as amended or recodified from time to time (the “Bankruptcy Code”) or under any other state or federal law relating to bankruptcy or reorganization granting relief to debtors, whether now or hereafter in effect, or shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition filed against Debtor pursuant to the Bankruptcy Code or any such other state or federal law; or Debtor shall be adjudicated a bankrupt, or shall apply for or consent to the appointment of any custodian, receiver or trustee for all or any substantial part of Debtor’s property, or shall take any action to authorize any of the actions set forth above in this paragraph; or an involuntary petition seeking any of the relief specified in this paragraph shall be filed against Debtor; or any order for relief shall be entered against Debtor in any involuntary proceeding under the Bankruptcy Code or any such other state or federal law referred to in this subsection (d).

(e)           Debtor shall (i) liquidate, wind up or dissolve (or suffer any liquidation, wind-up or dissolution), except to the extent expressly permitted by the Documents, (ii) suspend its operations other than in the ordinary course of business, or (iii) take any action to authorize any of the actions or events set forth above in this subsection (e).

(f)            Any material impairment in the priority of Secured Party’s Lien hereunder.

(g)           Any levy upon, seizure or attachment of any of the Collateral which shall not have been rescinded or withdrawn.

(h)           Any loss, theft or substantial damage to, or destruction of, any material portion of the Collateral (unless within 10 days after the occurrence of any such event, Debtor furnishes to Secured Party evidence satisfactory to Secured Party that the amount of any such loss, theft, damage to or destruction of the Collateral is fully insured under policies naming Secured Party as an additional named insured or loss payee).

SECTION 8            Remedies.

(a)           Upon the occurrence and during the continuance of any Event of Default, Secured Party may declare any of the Obligations to be immediately due and payable and shall have, in addition to all other rights and remedies granted to it in this Agreement, the Debenture, the Debenture and Warrant Purchase Agreement or any other Document, all rights and remedies of a secured party under the UCC and other applicable laws.  Without limiting the generality of the foregoing, (i) Secured Party may peaceably and without notice enter any premises of Debtor, take possession of any the Collateral, remove or dispose of all or part of the Collateral on any premises of such Debtor or elsewhere, or, in the case of equipment, render it nonfunctional, and otherwise collect, receive, appropriate and realize upon all or any part of the Collateral, and demand, give receipt for, settle, renew, extend, exchange, compromise, adjust, or sue for all or any part of the Collateral, as Secured Party may determine; (ii) Secured Party may require any Debtor to assemble all or any part of the Collateral and make it available to Secured Party at any place and time designated by Secured Party; (iii) Secured Party may secure the appointment of a receiver of the Collateral or any part thereof (to the extent and in the manner provided by applicable law); (iv) Secured Party may sell, resell, lease, use, assign, license, sublicense, transfer or otherwise dispose of any or all of the Collateral in its then condition or following any commercially reasonable preparation or processing (utilizing in connection therewith any of Debtor’s assets, without charge or liability to Secured Party therefor) at public or private sale, by one or more contracts, in one or more parcels, at the same or different times, for cash or credit, or for future delivery without assumption of any credit risk, all as Secured Party deems advisable; provided, however, that Debtor shall be credited with the net proceeds of sale only when such proceeds are finally collected by Secured Party.  Debtor recognizes that Secured Party may be unable to make a public sale of any or all of the Pledged Collateral, by reason of prohibitions contained in applicable securities laws or otherwise, and expressly agrees that a private sale to a restricted group of purchasers for investment and not with a view to any distribution thereof shall be considered a commercially reasonable sale.  Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption, which right or equity of redemption Debtor hereby releases, to the extent permitted by law.  Secured Party shall give Debtor such notice of any private or public sales as may be required by the UCC or other applicable law.

(b)           For the purpose of enabling Secured Party to exercise its rights and remedies under this Section 8 or otherwise in connection with this Agreement, Debtor hereby grants to Secured Party an irrevocable, non-exclusive and assignable license (exercisable without payment or royalty or other compensation to Debtor) to use, license or sublicense any intellectual property Collateral.

(c)           Secured Party shall not have any obligation to clean up or otherwise prepare the Collateral for sale.  Secured Party has no obligation to attempt to satisfy the Obligations by collecting them from any other Person liable for them, and Secured Party may release, modify or waive any Collateral provided by any other Person to secure any of the Obligations, all without affecting Secured Party’s rights against Debtor.  Debtor waives any right it may have to require Secured Party to pursue any third Person for any of the Obligations.  Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  Secured Party may sell the Collateral without giving any warranties as to the Collateral.  Secured Party may specifically disclaim any warranties of title or the like.  This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.  If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by Secured Party and applied to the indebtedness of the purchaser.  In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.

(d)           To the extent Debtor uses the proceeds of any of the Obligations to purchase Collateral, Debtor’s repayment of the Obligations shall apply on a “first-in, first-out” basis so that the portion of the Obligations used to purchase a particular item of Collateral shall be paid in the chronological order the Debtor purchased the Collateral.

(e)           The cash proceeds actually received from the sale or other disposition or collection of Collateral, and any other amounts received in respect of the Collateral the application of which is not otherwise provided for herein, shall be applied first, to the payment of the reasonable costs and expenses of Secured Party in exercising or enforcing its rights hereunder and in collecting or attempting to collect any of the Collateral, and to the payment of all other amounts payable to Secured Party pursuant to Section 12 hereof; and second, to the payment of the Obligations.  Any surplus thereof which exists after payment and performance in full of the Obligations shall be promptly paid over to Debtor or otherwise disposed of in accordance with the UCC or other applicable law.  Debtor shall remain liable to Secured Party for any deficiency which exists after any sale or other disposition or collection of Collateral.

SECTION 9            Certain Waivers.  Debtor waives, to the fullest extent permitted by law, (i) any right of redemption with respect to the Collateral, whether before or after sale hereunder, and all rights, if any, of marshalling of the Collateral or other collateral or security for the Obligations; (ii) any right to require Secured Party (A) to proceed against any Person, (B) to exhaust any other collateral or security for any of the Obligations, (C) to pursue any remedy in Secured Party’s power, or (D) to make or give any presentments, demands for performance, notices of nonperformance, protests, notices of protests or notices of dishonor in connection with any of the Collateral; and (iii) all claims, damages, and demands against Secured Party arising out of the repossession, retention, sale or application of the proceeds of any sale of the Collateral.

SECTION 10          Notices.  All notices or other communications hereunder shall be in writing (including by facsimile transmission or by email) and mailed (by certified or registered mail), sent or delivered to the respective parties hereto at or to their respective addresses or email addresses set forth below their names on the signature pages hereof (or, in the case of Secured Party, to the address or email address set forth on Schedule 4 hereto), or at or to such other address or email address as shall be designated by any party in a written notice to the other parties hereto.  All such notices and communications shall be effective (i) if delivered by hand, sent by certified or registered mail or sent by an overnight courier service, when received; and (ii) if sent by electronic mail, when sent.  Electronic mail may be used only for routine communications, such as distribution of informational documents or documents for execution by the parties thereto, and may not be used for any other purpose, including for purposes of delivering any notice of the occurrence of an Event of Default.

SECTION 11          No Waiver; Cumulative Remedies.  No failure on the part of Secured Party to exercise, and no delay in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights and remedies under this Agreement are cumulative and not exclusive of any rights, remedies, powers and privileges that may otherwise be available to Secured Party.

SECTION 12          Costs and Expenses; Indemnification.

(a)           Debtor agrees to pay on demand: (i) all reasonable title, appraisal, survey, audit, consulting, search, recording, filing and similar costs, fees and expenses incurred or sustained by Secured Party in connection with this Agreement or the Collateral (exclusive of attorneys fees); and (ii) all costs and expenses of Secured Party, and the fees and disbursements of counsel, in connection with the enforcement or attempted enforcement of, and preservation of any rights or interests under, this Agreement, including in any out-of-court workout or other refinancing or restructuring or in any bankruptcy case, and the protection, sale or collection of, or other realization upon, any of the Collateral, including all expenses of taking, collecting, holding, sorting, handling, preparing for sale, selling, or the like, and other such expenses of sales and collections of Collateral.

(b)           Debtor hereby agrees to indemnify Secured Party, any affiliate thereof, and their respective directors, officers, employees, agents, counsel and other advisors (each an “Indemnified Person”) against, and hold each of them harmless from, any and all liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel to an Indemnified Person, which may be imposed on or incurred by any Indemnified Person, or asserted against any Indemnified Person by any third party or by Debtor, in any way relating to or arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the transactions contemplated hereby or the Collateral, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by Debtor (the “Indemnified Liabilities”);

provided that Debtor shall not be liable to any Indemnified Person for any portion of such Indemnified Liabilities to the extent they are found by a final decision of a court of competent jurisdiction to have resulted from such Indemnified Person’s gross negligence or willful misconduct.  If and to the extent that the foregoing indemnification is for any reason held unenforceable, Debtor agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(c)           Any amounts payable to Secured Party under this Section 12 or otherwise under this Agreement if not paid upon demand shall bear interest from the date of such demand until paid in full, at the default rate of interest set forth in the Documents.

SECTION 13          Binding Effect.  This Agreement shall be binding upon, inure to the benefit of and be enforceable by Debtor, Secured Party and their respective successors and assigns and shall bind any Person who becomes bound as a debtor to this Agreement.

SECTION 14          Governing Law; Submission to Jurisdiction; Waiver of Right to Jury Trial; Forum Non Conveniens; Etc.

(a)           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK APPLICABLE TO INSTRUMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN THAT STATE, EXCEPT AS REQUIRED BY MANDATORY PROVISIONS OF LAW AND TO THE EXTENT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR THE REMEDIES HEREUNDER, IN RESPECT OF ANY COLLATERAL ARE GOVERNED BY THE LAW OF A JURISDICTION OTHER THAN NEW YORK.

(b)           Submission to Jurisdiction.  EACH OF DEBTOR AND SECURED PARTY AGREES THAT ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT MAY BE INITIATED AND PROSECUTED IN THE STATE OR FEDERAL COURTS, AS THE CASE MAY BE, LOCATED IN NEW YORK.  EACH OF DEBTOR AND SECURED PARTY CONSENTS TO AND SUBMITS TO THE EXERCISE OF JURISDICTION OVER ITS PERSON BY ANY SUCH COURT HAVING JURISDICTION OVER THE SUBJECT MATTER HEREOF, WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY REGISTERED MAIL DIRECTED TO SUCH PERSON AT ITS ADDRESS SET FORTH BELOW.

(c)           Waiver of Right to Jury Trial; Forum Non Conveniens; Etc.  IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS AGREEMENT, EACH OF DEBTOR AND SECURED PARTY WAIVES TRIAL BY JURY, AND DEBTOR ALSO WAIVES (I) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE AND (II) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

SECTION 15          Entire Agreement; Amendment.  This Agreement, together with the other Documents, contains the entire agreement of the parties with respect to the subject matter hereof and shall not be amended except by the written agreement of the parties.

SECTION 16          Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations.  If, however, any provision of this Agreement shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Agreement, or the validity or effectiveness of such provision in any other jurisdiction.

SECTION 17          Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

SECTION 18          Termination.  Upon payment and performance in full of all Obligations, the security interest created under this Agreement shall terminate and Secured Party shall promptly execute and deliver to Debtor such documents and instruments reasonably requested by Debtor as shall be necessary to evidence termination of all security interests given by Debtor to Secured Party hereunder

SECTION 19          Assignment.  This Agreement shall be binding on the respective successors, and inure to the benefit of the respective permitted assigns, of the parties hereto; provided, however, that neither party shall assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the other party, except in connection with an assignment to (a) its Affiliates or (ii) an entity that is the successor to substantially all of the business or assets of the assigning party relating to the performance of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement, as of the date first above written.

DEBTOR:

MICROFLUIDICS INTERNATIONAL CORPORATION

By:

Name:

Title:

Address for notices:

Microfluidics International Corporation
30 Ossipee Street
Newton, MA 02464-9101
Attn:	EVP, CFO and Treasurer
Tel:	(617) 969-5452
Email:	bleclair@mfics.com

SECURED PARTY:

GLOBAL STRATEGIC PARTNERS, LLC

By:

Its:

SCHEDULE 1
TO THE SECURITY AGREEMENT

1.             Jurisdiction of Organization and Organizational Identification Number

Delaware

DE 2008386

2.             Chief Executive Office and Principal Place of Business

30 Ossipee Street
Newton, MA 02464-9101

3.             Other locations where Debtor conducts business or Collateral is kept

17971 Sky Park Circle, Bldg. 33, Suite B, Irvine, CA 92614

Edisonstr. 15
68623 Lampertheim, Germany

4.             Deposit Accounts and Security Accounts

Bank Name	Description	Account Number
Silicon Valley Bank	Payroll
Silicon Valley Bank	Operating
Silicon Valley Bank	EXIM Cash Collateral (collection applied toward line of credit)
Silicon Valley Bank	Domestic Cash Collateral (collection applied toward line of credit)
Silicon Valley Bank	Controlled Disbursement
TD Banknorth	Controlled Disbursement
TD Banknorth	CD (held as Bank guarantee for specific sales agreement)
TD Banknorth	CD (held as Bank guarantee for specific sales agreement)
TD Banknorth	Operating
TD Banknorth	Payroll
TD Banknorth	Employee Cafeteria Plan Fund
TD Banknorth	Credit Card Transactions
Bank of America	Operating
Deutsche Bank	Operating/Foreign Currency (EURO)

1

5.             Commercial Tort Claims

None.

2

SCHEDULE 2
TO THE SECURITY AGREEMENT

1.             Patents and Patent Applications.

PATENTS  & PATENT APPLICATIONS

1.	U.S. Patent No.	: 6,159,442
	Date of Patent	: December 12, 2000
	Inventor(s)	: Jeffrey Thumm, Michael Lento, Jerome Higgins, David King, David Ginter, and Laurent Kieken
	Assigned to	: MFIC Corporation

	Title:	Use of Multiple Stream High Pressure Mixer/Reactor

2.	U.S. Patent No.	: 6,221,332 B1
	Date of Patent	: April 24, 2001
	Inventor(s)	: Jeffrey Thumm, Michael Lento, Jerome Higgins
	Assigned to	: Microfluidics International Corporation (MFIC)

	Title:	Multiple Stream High Pressure Mixer/Reactor

3.	European Patent No.	: EP 1 011 856 B1
	Date of Patent	: September 4, 2003
	Inventor(s)	: Jeffrey Thumm, Michael Lento, Jerome Higgins, King, David Ginter, Mark and Kieken, Laurent
	Assigned to	: Microfluidics International Corporation / Catalytica Advanced Technologies, Inc.

	Title:	Multiple Stream High Pressure Mixer/Reactor

4.	Canadian Patent Appln. No.	: 2,229,284
	Date of Patent Appln.	: August 5, 1998
	Inventor(s)	: Jeffrey Thumm, Michael Lento, Jerome Higgins, King, David Ginter, Mark and Kieken, Laurent
	Assigned to	: Microfluidics International Corporation / Catalytica Advanced Technologies, Inc.

	Title:	Multiple Stream High Pressure Mixer/Reactor

5.	U.S. Patent Appln. No.	: 12/108,245
	Date of Patent Appln.	: April 23, 2008
	Inventor(s)	: Thomai Panagiotou, Steven Mesite and Robert J. Fisher
	Assigned to	: MFIC Corporation

	Title:	Apparatus And Methods For Nanoparticle Generation and Process Intensification of Transport and Reaction Systems

1

2.             Copyrights and Copyright Applications.

None.

2

3.             Trademarks, Service Marks and Trade Names and Trademark, Service Mark and Trade Name Applications.

TRADEMARKS / COPYRIGHTS/ WEBSITES-DOMAIN NAMES/Internet Brands

TRADEMARKS AND TRADEMARK APPLICATIONS

Trademark	Status	Registration #	Date Filed	Date/Reg.	Owner
BECAUSE THE STAKES COULDN’T BE HIGHER	Application filed	S/N 77567749	09/11/08		Microfluidics International Corporation
INNOVATE WITH US	Application filed	S/N 77540208	08/06/08		Microfluidics International Corporation

WEBSITES

http://www.mficcorp.com/

and related pages

http://www.microfluidicscorp.com/

and related pages

http://www.mixerequipment.com/

and related pages

URLs & Domain Names

www.mficcorp.com

www.microfluidicscorp.com

www.mixerequipment.com

www.microfluidizer.us

www.microfluidicscorp.com.tw

www.microfluidicscorp.tw

www.microfluidizer.com.tw

www.microfluidizer.net.tw

www.mfics.com.tw

www.mfics.tw

www.microfluidicscorp.hk

    www.microfluidizer.hk

www.mfics.hk

www.mfics.cn

www.mfics.com.cn

www.microfluidicscorp.org.cn

www.microfluidizer.org.cn

www.mfics.org.cn

www.microfluidicscorp.net.cn

www.microfluidizer.net.cn

www.mfics.net.cn

www.microfluidicscorp.asia

www.microfluidizer.asia

3

www.mfics.com.asia

www.mficcorp.com

www.microfluidicscorp.com

www.microfluidizer.us

www.mixerequipment.com

www.submicronparticles.com

www.tinyparticles.com

www.disruptcells.com

www.particlereduction.com

www.microfluidicsnanoemulsions.com

www.microfluidicsnanodispersions.com

www.microfluidicsnanoparticles.com

www.microfluidizer.net

Internet Brand Names

Microfluidicscorp

Mfics

Microfluidizer

4

SCHEDULE 3
TO THE SECURITY AGREEMENT

SUBSIDIARIES

1.                                       Interests in each limited liability company that is a subsidiary of Debtor as follows:

Subsidiary	Number of Units	Date of Issuance of Units

None

2.                                       Interests in each general partnership, limited partnership, limited liability partnership or other partnership that is a subsidiary of Debtor as follows:

Subsidiary	Type of Partnership Interest (e.g., general, limited)	Date of Issuance or Formation	Number of Units or Other Ownership Interests

None

3.                                       Capital stock of each corporate subsidiary of Debtor, and the stock certificates with respect thereto, as follows:

Subsidiary	Certificate No.	Certificate Date	No. and Class of Shares

Microfluidics Corporation	1A	November 14, 2008	500 shares of common stock ($.01 par value)

1

SCHEDULE 4

Global Strategic Partners, LLC
11755 Wilshire Blvd., Suite 2000
Los Angeles, CA 90025
Attn:  Charles Kim
Tel:  (310) 405-7431
Fax:  (310) 998-8553
Email:  ckim@abraxisbio.com

1

EXHIBIT D

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT is made as of November 14, 2008, by and among Microfluidics International Corporation, a Delaware corporation (the “Company”), and Global Strategic Partners, LLC, a Delaware limited liability company (the “Investor”).

This Agreement is made pursuant to a certain Debenture and Warrant Purchase Agreement dated as of the date hereof by and among the Company and Investor (the “Purchase Agreement”).  The execution of this Agreement is a condition to the closing of the transactions contemplated by the Purchase Agreement.

NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, agree as follows:

1.                                       REGISTRATION STATEMENTS.

(a)                                  Shelf Registration.

(i)                                     The Company shall, on or before the date which is 20 days after the Closing Date, prepare and file with the Commission under the Securities Act a Registration Statement on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Common Shares on Form S-3, in which case such registration shall be on another appropriate form in accordance with the Securities Act and the Exchange Act and as consented to by the Investor) for sale of the Registrable Securities by the Investor on a delayed or continuous basis under Rule 415 of the Securities Act, and shall use its best efforts to cause such Registration Statement to be declared effective at the earliest practicable date, but in no event later than the 120th day after the Closing Date.  The Company shall at its own expense, subject to Section 1(a)(iv), ensure the availability of a Prospectus meeting the requirements of Section 10(a) of the Securities Act and shall take any and all other actions necessary in order to ensure the ability of the holders of all of the Registrable Securities to effect a resale of their Registrable Securities, for such period as the Company is obligated to maintain the effectiveness of a Registration Statement pursuant to Section 1(a)(ii).

(ii)                                  The Company shall use its best efforts to cause any such Registration Statement described in Section 1(a)(i) to remain effective (or, if required by applicable law, to cause another Registration Statement with respect to the Registrable Securities to become and remain effective) until the earliest to occur of: (i) such time as all the Registrable Securities have been sold by the Investor; (ii) such time as all the Registrable Securities held by the Investor could be sold under Rule 144 of the Securities Act during any 90-day period without restriction (including without limitation as to volume by each holder thereof); and (iii) the date which is two years after the Effective Date.

(iii)                               The Company shall, at all times during the Registration Period, subject to Section 1(a)(iv), promptly: (A) file such amendments to the Registration Statement and the Prospectus, file such documents as may be required to be incorporated by reference in any of such documents, and take all other actions as may be necessary to ensure to the holders of Registrable Securities the ability to effect the public resale of their Registrable Securities (including without limitation taking any actions necessary to ensure the availability of a Prospectus meeting the requirements of Section 10(a) of the Securities Act) continuously through the Registration Period; and (B) provide each holder of Registrable Securities copies of any documents prepared pursuant to Section 1(a)(iv)(A) promptly after such preparation.

(iv)                              The Company may suspend the effectiveness of any Registration Statement filed pursuant to this Section 1(a) if, in its reasonable judgment, (A) maintaining the effectiveness of such Registration Statement at such time would materially adversely affect a proposed financing, reorganization or recapitalization of the Company, or pending negotiations relating to a merger, consolidation, acquisition or similar transaction involving the Company; or (B) financial statements meeting the requirements of Regulation S-X are not available at such time because of any such pending proposal or negotiations; provided, however, that the right of the Company pursuant to this subsection (iv) to suspend the effectiveness of the Registration Statement shall not extend for more than 30 consecutive days for any single suspension event and may not be exercised more than twice during any period of 12 consecutive months; and provided, further, that the Company shall give to each holder of Registrable Securities prior written notice of such suspension.

(b)                                 Amendments.  Upon the occurrence of any event that would cause any Registration Statement (i) to contain a material misstatement or omission or (ii) not to be effective and usable for resale of Registrable Securities during the period that such Registration Statement is required to be effective and usable, the Company shall promptly file an amendment to the Registration Statement, in the case of clause (i), correcting any such misstatement or omission, and in the case of either clause (i) or (ii), using its best efforts to cause such amendment to be declared effective and such Registration Statement to become usable as soon as practicable thereafter.

(c)                                  Representation and Warranty.  The Company represents and warrants to the Investor that (i) the Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Registrable Securities) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Prospectus, at the time the Registration Statement is declared effective by the SEC and at all times, subject to Section 1(a)(iv) hereof, that the Prospectus is required by this to be available for use by any Investor and, in accordance with this Agreement, any Investor is entitled to sell Registrable Securities pursuant to the Prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.                                       REGISTRATION PROCEDURES.

In connection with any Registration Statement and subject to the provisions of Section 1, the Company shall use its best efforts to effect such registration to permit the sale of the Registrable Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company shall as expeditiously as possible:

(a)                                  prepare and file with the Commission a Registration Statement relating to the registration on Form S-3 under the Securities Act, which form shall be available for the sale of the Registrable Securities being sold in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the selling holders to consummate the disposition of such Registrable Securities;

(b)                                 prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

(c)                                  advise the holders of the Registrable Securities promptly (and in any event within one Business Day, by e-mail, fax or other type of communication) and, if requested by such Persons, confirm such advice in writing:

(i)                                     when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective;

(ii)                                  of the existence of any fact and the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading; and

(iii)                               of the issuance by the Commission of any stop order or other order suspending the effectiveness of the Registration Statement, or any order issued by any state securities commission or other regulatory authority suspending the qualification or exemption from qualification of such Registrable Securities under state securities or “blue sky” laws.  If at any time the Company shall receive any such stop order suspending the effectiveness of the Registration Statement, or any such order from a state securities commission or other regulatory authority, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

(d)                                 deliver to each holder of the Registrable Securities, without charge, as many copies of the Prospectus and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus and any amendment or supplement thereto by each of the holders of the Registrable Securities in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

(e)                                  prior to any public offering of Registrable Securities, cooperate with the holders of the Registrable Securities and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or “blue sky” laws of such jurisdictions as the holders of the Registrable Securities may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement;

(f)                                    use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

(g)                                 if any fact or event contemplated by clause (c)(ii) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

(h)                                 make available for inspection during normal business hours by a representative of the holders of the Registrable Securities, and any attorney, accountant or other professional retained by such holders, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such holder, attorney, accountant or other professional in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness, except that the aforementioned advisors may be required to sign a confidentiality agreement containing customary terms and exceptions;

(i)                                     otherwise use its best efforts to comply with all applicable rules and regulations of the Commission;

(j)                                     use its best efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by the Company are then listed; and

(k)                                  use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby.

It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable

Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

Each holder of the Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 2(c)(ii), or notice of a stop order or suspension described in Section 2(c)(iii), such holder shall forthwith discontinue disposition of Registrable Securities and cease to use the Prospectus in use under such Registration Statement.  The Company shall, as promptly as practicable, provide each holder with copies of the supplemented or amended Prospectus contemplated by Section 2(g), or advise the holders in writing that the use of the Prospectus may be resumed, and promptly provide each holder with copies of any additional or supplemental filings which are incorporated by reference in the Prospectus.  If so directed by the Company, each such holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice.

3.                                       REGISTRATION EXPENSES.  All expenses incident to the Company’s performance of or compliance with this Agreement shall be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation:

(a)                                  all registration and filing fees and expenses;

(b)                                 fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

(c)                                  expenses of printing (including printing certificates for the Registrable Securities and Prospectuses), messenger and delivery services and telephone;

(d)                                 all application and filing fees in connection with listing the Registrable Securities on a national securities exchange or automated quotation system pursuant to the requirements hereof;

(e)                                  all fees and disbursements of counsel of the Company and independent certified public accountants of the Company (including the expenses of any special audit and “cold comfort” letters required by or incident to such performance);

(f)                                    the reasonable fees and disbursements of one counsel for the holders; and

(g)                                 any reasonable out-of-pocket expenses of the holders of the Registrable Securities (or the agents who manage their accounts); provided, however, that the Investor  shall be responsible for paying the underwriting commissions or brokerage fees, and taxes of any kind (including, without limitation, transfer taxes) applicable to any disposition, sale or transfer of the Registrable Securities and provided further that the Company shall not be responsible for any legal, accounting or other expenses incurred by the Investor in connection with the Registration Statement.

The Company shall, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.

In addition, notwithstanding anything to the contrary contained herein, the Company shall pay all of the Investor’s costs and expenses (including reasonable legal fees) incurred in connection with the enforcement of the rights of the Investor hereunder.

4.                                       INDEMNIFICATION.

(a)                                  The Company agrees to indemnify and hold harmless each holder of the Registrable Securities and each Person, if any, who controls such holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including, without limiting the foregoing but subject to Section 4(c),the reasonable legal and other expenses incurred in connection with any action, suit or proceeding or any claim asserted) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission contained in information relating to such holder, furnished to the Company in writing by such holder expressly for use therein.

(b)                                 As a condition to the inclusion of its Registrable Securities in any Registration Statement pursuant to this Agreement, each holder thereof shall furnish to the Company in writing, promptly after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Registration Statement, Prospectus or preliminary prospectus (including such completed and executed questionnaires as the Company may reasonably request) and agrees to indemnify and hold harmless, severally and not jointly, the Company and its directors, its officers who sign such Registration Statement, and any Person controlling the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity from the Company to each holder and Persons controlling such holder, but only to the extent of losses, claims, damages, liabilities or expenses caused by an untrue statement or an omission contained in information relating to such holder furnished in writing by such holder expressly for use in such Registration Statement or the Prospectus or any preliminary prospectus included therein, and of which none of the Company, its directors, officers or Affiliates has any actual or constructive knowledge independent of such holder; provided, however, that such holder of Registrable Securities shall not be liable in any such case to the extent that the holder has furnished in writing to the Company prior to the filing of any such Registration Statement, Prospectus or preliminary prospectus information expressly for use in such Registration Statement, Prospectus or preliminary prospectus which corrected or made not misleading information previously furnished to the Company, and the Company failed to include such information therein. In case any action shall be brought against the Company, any of its directors, any such officer, or any such controlling Person based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against one or more of the holders, such holders shall have the rights and duties given to the Company by Section 4(c) (except that if the Company as provided in Section 4(c) shall have assumed the defense thereof such holders shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at such holder’s expense unless the conditions in clauses (i), (ii) or (iii) of Section 4(c) shall apply) and the Company and its directors, any such officers, and any such controlling Person shall have the rights and duties given to the holders by Section 4(c). In no event shall the aggregate liability of any selling holder hereunder, together with any liability for contribution under Section 4(d), be greater than the net proceeds (i.e., proceeds net of underwriting discounts, fees, commissions and any other expenses payable by such selling holder) received by such holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

(c)                                  In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought against any current or former holder of the Registrable Securities or any Person controlling such holder, with respect to which indemnity may be sought against the Company pursuant to Section 4(a), such holder or such Person controlling such holder shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such holder and payment of all fees and expenses relating thereto.  Such holder and such Persons controlling such holder shall have the right to employ separate counsel in any such action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such holder’s expense unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company has not assumed the defense and employed counsel reasonably satisfactory to such holder within 15 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding(including any impleaded parties) include both such holder or any Person controlling such holder and the Company and such holder or any Person controlling such holder shall have been advised by such counsel that there may be one or more legal defenses available to such holder or Person controlling such holder that are different from or additional to those available to the Company and, in the reasonable opinion of counsel to such holder or Person controlling such holder, could not be asserted by the Company’s counsel without creating a conflict of interest (in which case the Company shall not have the right to assume the defense of such action or proceeding on behalf of such holder or controlling Person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for all such holders and controlling Persons, which firm shall be designated in writing by the holders of a majority of the Registrable Securities currently or formerly held by such holders and that all such fees and expenses shall be promptly reimbursed as they are incurred upon written request and presentation of invoices). The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which consent shall not be unreasonably withheld or delayed), but if settled with the written consent of the Company or if there is a final judgment for the plaintiff, the Company agrees to indemnify and hold harmless such holder and all Persons controlling such holder from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without the prior written consent of the holder, effect any settlement of any pending or threatened proceeding in respect of which any holder or any Person controlling such holder is a party (or a potential party) and indemnity has been sought hereunder by such holder or any Person controlling such holder unless such settlement includes an unconditional release of such holder or such controlling Person from all liability on claims that are the subject matter of such proceeding.

(d)                                 If the indemnification provided for in this Section 4 is unavailable to an indemnified party under paragraphs (a), (b) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and such holders on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative fault of the Company on the one hand and such holders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company on the one hand or by such holders on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

(e)                                  The Company and the holders of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 4 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above.  The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in subsection (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding.  Notwithstanding any other provision of this Agreement, no holder of the Registrable Securities shall be required to contribute an amount greater than the net proceeds received by such holder with respect to the sale of Registrable Securities giving rise to any indemnification or contribution obligation under this Section 4.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.                                       RULE 144.  The Company agrees with each holder of Registrable Securities to:

(a)           comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about the Company;

(b)           use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements); and

(c)           furnish to any holder of Registrable Securities upon request (i) a written statement by the Company as to its compliance with the requirements of said Rule 144(c) and the reporting requirements of the Securities Act and the Exchange Act (at any time it is subject to such reporting requirements), (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents of the Company as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

6.             DEFINITIONS.

(a)           Definitions.  Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined.

“Affiliate” means, as to any Person, a Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the first Person.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock, through an investment advisory or other fiduciary arrangement, by contract or otherwise, and the term “controlled” shall have a correlative meaning.

“Agreement” means this Registration Rights Agreement and all Schedules hereto.

“Business Day” means any day other than a Saturday, Sunday or other day on which banks in Boston are required by law to close or are customarily closed.

“Closing Date” means the “Closing Date” under the Purchase Agreement.

“Commission” means the Securities and Exchange Commission as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Agreement such Commission is not existing and performing the duties now assigned to it under the Exchange Act, then the Person performing such duties at such time.

“Common Stock” means any stock of any class of the Company which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which is not subject to redemption by the Company.

“Company” has the meaning assigned in the first paragraph of this Agreement.

“Effective Date” means the date the Registration Statement is declared effective by the Commission.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Investor” has the meaning assigned in the first paragraph of this Agreement, and includes any of its successors or permitted assignees of any of their rights hereunder that hold Registrable Securities.

“Person” means any natural person, corporation, partnership, limited liability company, trust or unincorporated organization, incorporated government, government agency or political subdivision thereof.

“Prospectus” means the prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

“Registrable Securities” means (a) all shares of Common Stock issuable upon the conversion of the Debenture and Warrant (as both of such terms are defined in the Purchase Agreement) and (b) any shares of capital stock issued or issuable, from time to time, upon any reclassification, share combination, share subdivision, stock split, share dividend, merger, consolidation or similar transaction or event or otherwise as a distribution on, in exchange for or with respect to any of the foregoing, in each case held at the relevant time by an Investor.  As to any particular securities, such securities will cease to be Registrable Securities when (i) they have been transferred in a public offering registered under the Securities Act, (ii) they have been transferred in a sale made through a broker, dealer or market-maker pursuant to Rule 144 under the Securities Act or (iii) the holder thereof is able to sell all of such securities under Rule 144 under the Securities Act during any 90-day period without restriction (including without limitation, as to volume by the holder thereof).

“Registration Period” means the period from and after the Effective Date until the time determined by Section 1(a)(ii) hereof.

“Registration Statement” means any registration statement of the Company relating to the registration for resale of Registrable Securities, including any registration statement filed pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

“Securities Act” means the Securities Act of 1933, as amended.

7.             MISCELLANEOUS.

(a)           Remedies.  Each holder of the Registrable Securities, in addition to being entitled to exercise all rights provided herein, and granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement.  The

Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b)           No Inconsistent Agreements.  The Company shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to such holders of the Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.  The rights granted to the holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any other agreements.

(c)           Amendments and Waivers.  The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and the Investor.

(d)           Notices.  Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other party; (b) when sent by facsimile to the number set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by facsimile to the number set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day; (c) three business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party at the address set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to the parties as set forth below with next business day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.  Each person making a communication hereunder by facsimile shall promptly confirm by telephone to the person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication.  A party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 7(d) by giving the other party written notice of the new address in the manner set forth above.

(e)           Successors and Assigns.  This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the Investor.  The rights and obligations of the Investor under this Agreement shall be automatically assigned by the Investor to any transferee of all or any portion of the Investor’s Registrable Securities who is a Permitted Transferee (as defined below); provided, however, that within a reasonable time after the transfer, (i) the Company is provided notice of the transfer including the name and address of the transferee and the number of Registrable Securities transferred; and (ii) that such transferee agrees in writing to be bound by the terms of this Agreement.  (For purposes of this “Agreement, a “Permitted Transferee” shall mean any Person who (a) is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D and (b) is a transferee of the Registrable Securities as permitted under the securities laws of the United States). Upon any transfer permitted by this Section 8(e), the Company shall be obligated to such transferee to perform all of its covenants under this Agreement as if such transferee were an Investor.

(f)            Counterparts.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(g)           Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

(h)           Severability.  Should any part of this Agreement for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts, or portion which may, for any reason, be hereafter declared invalid.

(i)            Captions.  The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

(j)            Waiver of Jury Trial.  EACH OF THE COMPANY AND THE INVESTOR WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

(k)           Entire Agreement.  This Agreement and the documents referred to herein constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first written.

Microfluidics International Corporation, a Delaware corporation

By:

Name:

Title:

S-1

Global Strategic Partners, LLC, a Delaware limited liability company

By:

Name:

Title:

SCHEDULE A

INVESTOR

Global Strategic Partners, LLC

11755 Wilshire Blvd., Suite 2000
Los Angeles, CA 90025

Atten:  Charles Kim, Acting General Counsel

Facsimile: (310) 998-8553

Email: ckim@abraxisbio.com

SCHEDULE 3.3

Funds Payment Schedule

[Payoff of the existing line of credit, with the balance to the Company]